SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE TORO COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF 2016

ANNUAL MEETING AND

PROXY STATEMENT

FOR MARCH 15, 2016

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NOTE ABOUT FORWARD LOOKING STATEMENTS

Certain statements in this proxy statement are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by those sections. Forward-looking statements are based on our current expectations of future events, and are generally identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position, or future financial performance are described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on December 23, 2015, in Part I, Item 1A, “Risk Factors.” You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in our Annual Report on Form 10-K, including in Part I, Item 1A, “Risk Factors,” as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our Annual Report on Form 10-K are not exclusive and further information concerning our company and our businesses, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we file with or furnish to the SEC.

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The Toro Company 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196 Telephone 952-888-8801

February 2, 2016

Dear Fellow Shareholders:

I am pleased to invite you to join us for The Toro Company 2016 Annual Meeting of Shareholders to be held on Tuesday, March 15, 2016, at 1:30 p.m., Central Daylight Time, at our corporate offices. A live, listen-only audio webcast of the meeting will be available at www.thetorocompany.com. Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the notice and proxy statement that follow.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement.

On behalf of your Toro Board of Directors and Management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

MICHAEL J. HOFFMAN
Chairman and CEO

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive shareholder materials electronically will remain in effect until canceled.

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NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, March 15, 2016
Time:	1:30 p.m., Central Daylight Time
Location:	8111 Lyndale Avenue South, Bloomington, Minnesota
or
Webcast:	www.thetorocompany.com

Agenda:	1.	To elect as directors the four nominees named in the attached proxy statement, each to serve for a term of three years ending at the 2019 Annual Meeting of Shareholders;
	2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2016;
	3.	To approve, on an advisory basis, our executive compensation; and
	4.	To transact any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

We currently are not aware of any other business to be brought before the annual meeting. Shareholders of record at the close of business on January 15, 2016, the record date, will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting. A shareholder list will be available at our corporate offices beginning March 4, 2016, during normal business hours for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting.

Your vote is important. A majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

February 2, 2016

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY P. DORDELL Vice President, Secretary and General Counsel

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THE TORO COMPANY

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

PROXY STATEMENT

2016 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MARCH 15, 2016

1:30 p.m. Central Daylight Time

The Toro Company Board of Directors is using this proxy statement to solicit your proxy for use at The Toro Company 2016 Annual Meeting of Shareholders to be held at 1:30 p.m., Central Daylight Time, on Tuesday, March 15, 2016. We intend to send a Notice Regarding the Availability of Proxy Materials for the annual meeting and make proxy materials available to shareholders (or for certain shareholders and for those who request, a paper copy of this proxy statement and the form of proxy) on or about February 2, 2016. Please note that references in this proxy statement to “Toro,” our “Company,” “we,” “us,” “our” and similar terms refer to The Toro Company.

GENERAL INFORMATION ABOUT THE 2016 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, March 15, 2016.

This proxy statement and our 2015 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2015, are available at www.thetorocompany.com/proxy.

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to some of our shareholders. Shareholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

When and Where Will the Annual Meeting Be Held?

The annual meeting will be held on Tuesday, March 15, 2016, at 1:30 p.m., Central Daylight Time, at our corporate offices located at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196.

What Are the Purposes of the Annual Meeting?

The purposes of the 2016 Annual Meeting of Shareholders are to vote on the following items described in this proxy statement:

Proposal One	Election of Directors
Proposal Two	Ratification of Selection of Independent Registered Public Accounting Firm
Proposal Three	Advisory Approval of Executive Compensation

Are There Any Matters To Be Voted On at the Annual Meeting that Are Not Included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the annual meeting other than as described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjournment or postponement of the annual meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

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Who Is Entitled to Vote and How Many Shares Must Be Present to Hold the Annual Meeting?

Shareholders of record at the close of business on January 15, 2016, the record date, will be entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting. As of January 15, 2016, there were 54,902,569 outstanding shares of our common stock. Each share of our common stock is entitled to one vote on each matter to be voted on at the annual meeting. Shares of our common stock that are held by us in our treasury are not counted as outstanding shares and will not be voted.

The presence, in person or represented by proxy, at the annual meeting of a majority of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the annual meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the annual meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

How Do I Vote My Shares?

If your shares are registered in your name, you may vote your shares in person at the annual meeting or by one of the three following methods:

Vote by Internet	:	Go to www.proxyvote.com and follow the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or proxy card.
Vote by Telephone		Call 800-690-6903 and follow the instructions for telephone voting shown on your proxy card.
Vote by Mail		Complete, sign, date and mail your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet or telephone, please do not mail your proxy card.

If you hold shares as a participant in certain Toro employee benefit plans, you may vote your shares by one of the three methods noted above. If your shares are held in “street name,” you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or by telephone.

How Does the Board Recommend that I Vote and What Vote is Required for Each Proposal?

	Proposal	Board Recommendation	Available Voting Selections	Voting Approval Standard	Effect of Withhold or Abstention	Effect of Broker Non-Vote
1.	Election of four directors, each to serve for a term of three years ending at the 2019 Annual Meeting of Shareholders	FOR all four nominees	FOR all four nominees; WITHHOLD from all four nominees; or WITHHOLD from one or more nominees	Plurality: the individuals who receive the greatest number of votes cast “for” are elected as directors(1)	Counted as a vote against	No effect
2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2016	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	Not applicable
3.	Approval of, on an advisory basis, our executive compensation(2)	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	No effect

(1)	Under our Amended and Restated Bylaws, if a majority of the votes of the shares present in person or represented by proxy at the annual meeting are designated to be “withheld” from or are voted “against” a nominee for director in an uncontested election, that director must tender his or her resignation for

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consideration by the Nominating & Governance Committee. The Nominating & Governance Committee then must evaluate the best interests of our Company and shareholders and recommend the action to be taken by the Board with respect to such tendered resignation.

(2)	While an advisory vote, our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

How Will My Shares Be Voted?

How Your Shares are Held	How Your Shares will be Voted If You Specify How to Vote	How Your Shares will be Voted If You Do Not Specify How to Vote
Shares registered in your name	The named proxies will vote your shares as you direct	The named proxies will vote FOR all proposals
Shares held in street name	Your broker will vote your shares as you direct	Your broker may vote only on routine items in the absence of your instruction how to vote(1)
Shares held in certain Toro employee benefit plans	The plan trustee will vote your shares confidentially as you direct	The plan trustee will vote your shares in the same proportion as the votes actually cast by participants

(1)	If your shares are held in “street name” and you do not indicate how you wish to vote, under the New York Stock Exchange, or NYSE, rules, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One—Election of Directors and Proposal Three—Advisory Approval of Executive Compensation are not “routine” matters. Accordingly, if you do not direct your broker how to vote on those proposals, your broker may not exercise discretionary voting authority and may not vote your shares on these proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the annual meeting, as discussed on page 2, they are not considered to be shares “entitled to vote” at the annual meeting and will not be counted as having been voted on the applicable proposal. Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter and your broker is permitted to exercise discretionary voting authority to vote your shares “for” or “against” the proposal in the absence of your instruction.

What Does It Mean If I Receive More Than One Notice or Set of Proxy Materials?

If you hold your shares in more than one account, you may receive multiple copies of the Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials. If you are a participant in the dividend reinvestment feature of our Direct Stock Purchase Plan, shares registered in your name are combined with shares you hold in that plan. Similarly, where possible, shares registered in your name are combined with shares you hold, if any, as a participant in certain Toro employee benefit plans. However, shares you hold in “street name” (through a broker, bank or other nominee) are not combined with shares registered in your name or held as a participant in Toro employee benefit plans. If you receive more than one Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials, you must vote separately for each notice, e-mail notification or proxy and/or voting instruction card having a unique control number to ensure that all of your shares are voted.

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How Can I Revoke or Change My Vote?

You may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

How Your Shares are Held	Method to Revoke or Change Your Vote
Shares registered in your name	•	Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or complete, sign, date and mail a proxy card,
	•	Send written notice of revocation to our Vice President, Secretary and General Counsel, or
	•	Attend the annual meeting and vote by ballot
Shares held in street name		Follow instructions provided by your broker, bank or other nominee
Shares held in certain Toro employee benefit plans		Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or complete, sign, date and mail a proxy card

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. has been engaged to tabulate shareholder votes and act as our independent inspector of elections for the annual meeting.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the annual meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the annual meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received. In order for a shareholder proposal to have been included in our proxy statement for the annual meeting, our Vice President, Secretary and General Counsel must have received such proposal not later than October 6, 2015. Under our Amended and Restated Bylaws, complete and timely written notice of a proposed nominee for election to our Board at the annual meeting or a proposal for any other business to be brought before the annual meeting must have been received by our Vice President, Secretary and General Counsel not later than December 18, 2015, nor earlier than November 18, 2015, and must have contained the specific information required by our Amended and Restated Bylaws.

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STOCK OWNERSHIP

Significant Beneficial Owners

The following table sets forth information known to us as of January 15, 2016, as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	T Rowe Price Associates Inc. 100 East Pratt St. Baltimore, MD 21202	3,963,700(2)	7.22%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,904,801(3)	7.11%
Common Stock	BlackRock, Inc. 40 East 52nd St. New York, NY 10022	3,601,679(4)	6.56%

(1)	Percent of class is based on 54,902,569 shares outstanding as of January 15, 2016.

(2)	Based solely on information contained in the most recently filed Schedule 13F of T Rowe Price Associates Inc., an investment adviser, filed with the SEC on November 13, 2015, reflecting beneficial ownership as of September 30, 2015, with sole investment discretion with respect to all such shares, sole voting authority with respect to 793,560 shares and no voting authority with respect to 3,170,140 shares.

(3)	Based solely on information contained in the most recently filed Schedule 13F of The Vanguard Group, Inc., an investment adviser, filed with the SEC on November 12, 2015, reflecting beneficial ownership as of September 30, 2015, with sole investment discretion but no voting authority with respect to 3,860,092 shares, sole investment discretion and voting authority with respect to 4,600 shares, shared investment discretion but sole voting authority with respect to 37,109 shares and shared discretion and voting authority with respect to 3,000 shares.

(4)	Based solely on information contained in the most recently filed Schedule 13F of each of the following entities, each of which was filed with the SEC on November 13, 2015, reflecting beneficial ownership as of September 30, 2015: (a) BlackRock, Inc., reflecting beneficial ownership of 35,497 shares with sole investment discretion and voting authority with respect to all such shares; (b) BlackRock Advisors, LLC, reflecting beneficial ownership of 12,554 shares with sole investment discretion and voting authority with respect to all such shares; (c) BlackRock Fund Advisors, reflecting beneficial ownership of 1,791,417 shares with sole investment discretion and voting authority with respect to all such shares; (d) BlackRock Group Limited, reflecting beneficial ownership of 31,788 shares, with sole investment discretion with respect to all such shares, sole voting authority with respect to 27,211 shares and no voting authority with respect to 4,577 shares; (e) BlackRock Institutional Trust Company, N.A., reflecting beneficial ownership of 1,574,950 shares with sole investment discretion with respect to all such shares, sole voting authority with respect to 1,414,235 shares and no voting authority with respect to 160,715 shares; and (f) BlackRock Investment Management, LLC, reflecting beneficial ownership of 155,473 shares with sole investment discretion and voting authority with respect to all such shares. BlackRock, Inc. is a parent holding company of certain institutional investment managers and the most recently filed Schedule 13F of BlackRock, Inc. names each of the other entities listed herein as a subsidiary and individual filer of Schedule 13F.

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Directors and Executive Officers

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 15, 2016, by (i) each of our current non-employee directors (including our non-employee director nominees), (ii) our “principal executive officer,” “principal financial officer” and the next three most highly compensated executive officers named in the “Summary Compensation Table” on page 47 (we collectively refer to these persons as our “named executive officers”), and our employee directors (including our employee director nominee), and (iii) all directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class(5)
	Non-Employee Directors:
Common Stock	Robert C. Buhrmaster	83,779	*
Common Stock	Janet K. Cooper	70,391	*
Common Stock	Gary L. Ellis	63,722	*
Common Stock	Jeffrey M. Ettinger	30,842	*
Common Stock	Katherine J. Harless	63,337	*
Common Stock	James C. O’Rourke	9,595	*
Common Stock	Gregg W. Steinhafel	46,297	*
Common Stock	Christopher A. Twomey	70,750	*
	Employee Directors and Named Executive Officers:
Common Stock	Michael J. Hoffman	1,837,902	3.28%
Common Stock	Richard M. Olson	49,268	*
Common Stock	Renee J. Peterson	126,508	*
Common Stock	Michael J. Happe(6)	110,580	*
Common Stock	William E. Brown, Jr.	212,525	*
Common Stock	Timothy P. Dordell	198,055	*
	All Directors and Executive Officers as a Group (22)	3,377,053	5.94%

*	Less than one percent of the outstanding shares of our common stock

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares: (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated in the footnotes to this table, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	“Beneficial ownership” also includes: (a) shares that a person has the right to acquire within 60 days of January 15, 2016, and, as such, includes shares that may be acquired upon exercise of stock options or vesting of restricted stock units within 60 days of January 15, 2016; (b) shares of restricted stock that vest over time and are subject to forfeiture until vested; (c) shares allocated to executive officers under The Toro Company Investment, Savings and Employee Stock Ownership Plan, or IS&ESOP; and (d) common stock units and performance share units, collectively referred to as units, credited under The Toro Company Deferred Compensation Plan for Non-Employee Directors, or the Deferred Plan for Directors, and The Toro Company Deferred Compensation Plan for Officers, or the Deferred Plan for Officers. The following table reflects the beneficial ownership by type of security held by our non-employee directors, named executive officers and employee directors, and all current directors and executive officers as a group:

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Name	Stock Options	Restricted Stock Units	IS&ESOP	Units under the Deferred Plan for Directors	Units under the Deferred Plan for Officers
Non-Employee Directors:
Robert C. Buhrmaster	41,633	‒	‒	8,827	‒
Janet K. Cooper	35,107	‒	‒	21,839	‒
Gary L. Ellis	41,633	‒	‒	1,817	‒
Jeffrey M. Ettinger	15,633	‒	‒	0	‒
Katherine J. Harless	29,861	‒	‒	2,528	‒
James C. O’Rourke	5,987	‒	‒	0	‒
Gregg W. Steinhafel	15,633	‒	‒	2,716	‒
Christopher A. Twomey	35,107	‒	‒	4,753	‒
Employee Directors and Named Executive Officers:
Michael J. Hoffman	1,061,266	0	67,767	‒	0
Richard M. Olson	31,123	781	7,613	‒	9,407
Renee J. Peterson	73,266	0	202	‒	25,481
Michael J. Happe(6)	71,766	0	12,203	‒	11,332
William E. Brown, Jr.	107,166	0	5,091	‒	0
Timothy P. Dordell	153,866	0	119	‒	43,753
All Directors and Executive Officers as a Group (22)	1,902,982	781	148,244	42,479	154,513

(3)	Includes shares held in trust for estate planning purposes as follows: 29,929 shares for Mr. Buhrmaster, 10,965 shares for Ms. Cooper, 26,610 shares for Ms. Harless, 30,120 shares for Mr. Twomey, 124,960 shares for Mr. Hoffman, 283 shares for Mr. Dordell and 226,861 shares for all directors and executive officers as a group. Ms. Cooper’s spouse is sole trustee of the trust and has sole voting and investment power with respect to the shares held in trust; and accordingly, Ms. Cooper disclaims beneficial ownership of such shares. Ms. Harless has shared voting and investment power with her spouse with respect to the shares held in trust. Mr. Twomey has shared voting and investment power with respect to the shares held in trust. In addition, includes 770 shares for Mr. Twomey that are held by a family foundation and Mr. Twomey has shared voting and investment power with respect to the shares held by the family foundation.

(4)	Includes shares held jointly with spouse for which the director or officer has shared voting and investment power as follows: 27,948 shares for Mr. Steinhafel, 30,197 shares for Mr. Brown, 15,278 shares for Mr. Happe and 80,212 shares for all directors and executive officers as a group. In addition, includes 20 shares for Mr. Hoffman that are held by his son and Mr. Hoffman’s spouse has shared voting and investment power for these shares.

(5)	Percentages are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or by the group pursuant to stock options, restricted stock units or other rights currently exercisable or that become exercisable or issuable within 60 days following January 15, 2016, are outstanding for the purpose of computing the percentage of common stock owned by such person or by the group. However, those unissued shares of our common stock described above are not deemed to be outstanding for the purpose of calculating the percentage of common stock owned by any other person.

(6)	Mr. Happe resigned as an officer and employee of Toro, which was effective as of January 1, 2016. Information provided in the above tables is as of that date.

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Stock Ownership Guidelines

We maintain stock ownership guidelines described in the table below to align the interests of our non-employee directors and executive officers with those of our shareholders. Non-employee directors are expected to meet this guideline within five years of joining the Board. Executive officers are expected to meet the guideline within five years of the date of hire or promotion. As of January 15, 2016, each of our non-employee directors and executive officers who is required to meet a stock ownership guideline met such guideline.

Stock Ownership Guidelines by Position
Non-Employee Directors	Chairman and CEO	Other Executive Officers, including Named Executive Officers
5x annual board retainer	5x annual base salary	2x or 3x annual base salary

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and greater than 10% owners of our common stock who did not file on a timely basis reports required by Section 16 of the Exchange Act. Based on review of reports filed by these reporting persons on the SEC’s electronic filing, or EDGAR, system and written representations by our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% owners complied with all filing requirements applicable to them during our fiscal year ended October 31, 2015, or fiscal 2015.

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PROPOSAL ONE—ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Restated Certificate of Incorporation provides that our Board of Directors may be comprised of between eight and twelve directors. Our Board currently is comprised of ten directors. As provided in our Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number, with each class elected in a different year for a term of three years. Our current directors and their respective current terms are as follows:

Current Term Ending at 2016 Annual Meeting	Current Term Ending at 2017 Annual Meeting	Current Term Ending at 2018 Annual Meeting
Robert C. Buhrmaster	Jeffrey M. Ettinger	Janet K. Cooper
Richard M. Olson	Katherine J. Harless	Gary L. Ellis
James C. O’Rourke	Michael J. Hoffman	Gregg W. Steinhafel
Christopher A. Twomey

Nominees for Director

The Board has nominated each of Robert C. Buhrmaster, Richard M. Olson, James C. O’Rourke and Christopher A. Twomey for election to the Board to serve for a three-year term ending at the 2019 Annual Meeting of Shareholders. Each of these nominees is a current member of the Board and has consented to serve if elected. Proxies only can be voted for the number of persons named as nominees in this proxy statement, which is four.

If prior to the annual meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for that nominee will be voted for a substitute nominee as selected by the Board. Alternatively, at the Board’s discretion, the proxies may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

Information About Board Nominees and Continuing Directors

The following pages provide information about each nominee for election to the Board at the annual meeting and each other member of the Board. We believe that all of our director nominees and continuing directors display:

•	personal and professional integrity;

•	satisfactory levels of education and business experience;

•	business acumen;

•	an appropriate level of understanding of our business, industry and other industries relevant to our business;

•	the ability and willingness to devote adequate time to the work of our Board and its committees;

•	a fit of skills and personality with those of our other directors that helps build a Board that is effective, collegial and responsive to the needs of our Company;

•	strategic thinking and a willingness to share ideas;

•	a diversity of experiences, expertise and background; and

•	the ability to represent the interests of all of our shareholders.

The information presented below regarding each director nominee or continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director in light of our business and structure.

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Nominees for Election to the Board—Current Term Ending at the 2016 Annual Meeting.

Robert C. Buhrmaster
Age 68
Director since 1996
Lead Independent Director
Committees
• Nominating & Governance (Chair)
• Finance
Background
Robert C. Buhrmaster was the Chairman and Chief Executive Officer of Jostens, Inc., Minneapolis, Minnesota (a designer and producer of athletic championship and scholastic products), until his retirement in 2004. Mr. Buhrmaster was appointed Chairman of Jostens in 1998 and was elected as Chief Executive Officer in 1994. He also served as President of Jostens from 1994 to January 2003.

Qualifications
Mr. Buhrmaster has developed and brings to our Board strong business leadership, corporate strategy and operational expertise that he acquired throughout his long career at Jostens. Additionally, as an experienced public company director and former executive of a public company, Mr. Buhrmaster contributes an enhanced knowledge of public company requirements and issues, including corporate governance matters.

Other Public Company Boards
Current	Past 5 Years
None	SurModics, Inc.

Richard M. Olson
Age 52
Director since January 2016
Committees
None

Background
Richard M. Olson was elected as our President and Chief Operating Officer, or COO, in September 2015. Previously, Mr. Olson served as Group Vice President, International Business, Micro Irrigation Business and Distributor Development from June 2014 to August 2015, Vice President, International Business from March 2013 to May 2014, Vice President, Exmark from March 2012 to March 2013, and General Manager, Exmark from September 2010 to March 2012.

Qualifications
In his more than 29 years with our Company, Mr. Olson has developed and brings to our Board rich knowledge of the Company, including, in particular, our global business and operations, manufacturing processes and product development strategies. In addition, the broad experience he has gained through his past leadership of our various businesses and manufacturing operations provides him with a unique perspective regarding our growth initiatives and strategic direction.

Other Public Company Boards
Current	Past 5 Years
None	None

10

James C. O’Rourke
Age 55
Director since 2012
Independent
Committees
• Audit
• Finance
Background
James C. O’Rourke is the President and Chief Executive Officer of The Mosaic Company, Plymouth, Minnesota (a global producer and marketer of combined concentrated phosphate and potash crop nutrients for the global agriculture industry), a position he has held since August 2015. Previously, he served as Mosaic’s Executive Vice President—Operations and Chief Operating Officer since August 2012, and as Executive Vice President— Operations since January 2009, when he joined Mosaic. Prior to joining Mosaic, Mr. O’Rourke was President, Australia Pacific for Barrick Gold Corporation since May 2006.

Qualifications
Mr. O’Rourke has developed and brings to our Board significant leadership skills, strategic and innovative thinking and strong international business expertise. He also contributes substantial knowledge of worldwide manufacturing, distribution and supply chain strategies and environmental, health and safety matters.

Other Public Company Boards
Current	Past 5 Years
The Mosaic Company	None

Christopher A. Twomey
Age 67
Director since 1998
Independent
Committees
• Compensation & Human Resources (Chair)
• Nominating & Governance
Background
Christopher A. Twomey served as Chairman of the Board of Arctic Cat Inc., Thief River Falls, Minnesota (a manufacturer of all-terrain vehicles and snowmobiles), from June 2014 until his retirement in August 2015. He was the interim President and Chief Executive Officer of Arctic Cat from June 2014 until December 2014. He previously served as Chairman of the Board of Arctic Cat from August 2003 until August 2012, and Chief Executive Officer of Arctic Cat from 1986 until he first retired in December 2010.

Qualifications
Mr. Twomey brings to our Board meaningful strategic, management and operational experience and knowledge. As a result of Mr. Twomey’s long career in a business and industry dependent on distributor relationships and financing sources, and affected by weather conditions and seasonality considerations, he provides valuable knowledge and insight with respect to similar issues faced by our Company. Mr. Twomey also contributes a solid understanding of public company requirements and issues, including executive compensation and corporate governance matters.

Other Public Company Boards
Current	Past 5 Years
MCBC Holdings, Inc.	Arctic Cat Inc.

11

Continuing Members of the Board—Current Term Ending at the 2017 Annual Meeting.

Jeffrey M. Ettinger
Age 57
Director since 2010
Independent
Committees
• Audit
• Compensation & Human Resources
Background
Jeffrey M. Ettinger is the Chairman and Chief Executive Officer of Hormel Foods Corporation, Austin, Minnesota (a multinational manufacturer and marketer of consumer-branded food and meat products). Mr. Ettinger has held these positions since November 2006, and until October 2015 also served as President. Previously, he was President and Chief Executive Officer of Hormel Foods from January 2006 to November 2006, and was President and Chief Operating Officer from 2004 to 2006.

Qualifications
Mr. Ettinger brings to our Board strong business acumen, significant executive leadership attributes and relevant experience of driving growth through innovation and strategic acquisitions. Mr. Ettinger provides relevant insight and guidance with respect to numerous issues important to our Company, including, in particular, our strategy of driving growth in our business through the development of innovative, customer-valued products and expansion of our global presence through targeted acquisitions. Additionally, he contributes knowledge of public company requirements and issues.

Other Public Company Boards
Current	Past 5 Years
• Hormel Foods Corporation	None
• Ecolab Inc.

Katherine J. Harless
Age 64
Director since 2000
Independent
Committees
• Audit
• Compensation & Human Resources
• Nominating & Governance
Background
Katherine J. Harless was the President and Chief Executive Officer of Idearc Inc., Dallas/Fort Worth, Texas (a provider of sales, publishing and related services including Verizon Yellow Pages and SuperPages.com), from November 2006 until her retirement in February 2008. She previously served as President and Chief Executive Officer of Verizon Information Services Inc. from 2000 to November 2006, when it was spun off by Verizon Communications, Inc. to become Idearc, and was a director of Idearc from November 2006 to May 2008. On December 31, 2009, Idearc emerged from voluntary Chapter 11 bankruptcy proceedings that it filed in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, on March 31, 2009, which was after Ms. Harless retired from Idearc. Ms. Harless is a director of the North Texas Chapter of the National Association of Corporate Directors (“NACD”) and is an NACD Board Leadership Fellow.

Qualifications
Ms. Harless brings to our Board executive leadership experience, management skills and knowledge of financial, executive compensation, corporate governance and issues applicable to public companies. Ms. Harless provides a seasoned business perspective and provides valuable business, leadership and management insights with respect to our strategic direction.

Other Public Company Boards
Current	Past 5 Years
None	None

12

Michael J. Hoffman
Age 60
Director since 2005
Committees
None
Background
Michael J. Hoffman is our Chairman of the Board and Chief Executive Officer. Mr. Hoffman was appointed as Chairman in March 2006, was elected as Chief Executive Officer in March 2005, and was elected as President in October 2004, a title he held through August 2015.

Qualifications
In his more than 38 years with our Company, Mr. Hoffman has developed and brings to our Board leadership experience and extensive knowledge of all aspects of our Company, business, industry, markets and day-to-day operations. Mr. Hoffman contributes an unwavering commitment to quality and innovation in our products, customer service, manufacturing, and marketing, and is a strong steward of our culture and ethical “tone at the top.” As a result of his dual role as Chairman and CEO, Mr. Hoffman provides unique insight into our Company’s future strategies, opportunities and challenges, and serves as the unifying element between the leadership and strategic direction provided by our Board and the implementation of our business strategies by Management.

Other Public Company Boards
Current	Past 5 Years
Donaldson Company, Inc.	None

Continuing Members of the Board—Current Term Ending at the 2018 Annual Meeting.

Janet K. Cooper
Age 62
Director since 1994
Independent
Committees
• Audit (Chair)
• Finance
Background
Janet K. Cooper was the Senior Vice President and Treasurer of Qwest Communications International Inc., Denver, Colorado (a U.S. telecommunications company that merged with and now does business as CenturyLink), from September 2002 to June 2008. From 2001 to 2002, she served as Chief Financial Officer and Senior Vice President of McDATA Corporation. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., including as Vice President, Finance and Controller and Vice President and Treasurer.

Qualifications
Through her experience in various senior level financial positions, Ms. Cooper has developed substantial financial and accounting knowledge and expertise. Ms. Cooper’s financial expertise and acumen in capital markets, audit, tax, accounting, treasury and risk-management matters assists our Board in providing oversight to Management on these matters. Ms. Cooper’s senior leadership experience also enables her to provide strategic input to our Board, in addition to her financial expertise, discipline and oversight.

Other Public Company Boards
Current	Past 5 Years
• Lennox International Inc.	None
• Resonant Inc.

13

Gary L. Ellis
Age 59
Director since 2006
Independent
Committees
• Finance (Chair)
• Audit
Background
Gary L. Ellis is the Executive Vice President and Chief Financial Officer of Medtronic plc, Dublin, Ireland (a global medical technology company), a position he has held since January 2015. Previously, he was the Executive Vice President and Chief Financial Officer of Medtronic, Inc., a position he held since April 2014, Senior Vice President and Chief Financial Officer of Medtronic, Inc. from May 2005 to April 2014, and Vice President, Corporate Controller and Treasurer of Medtronic, Inc. from 1999 to May 2005.

Qualifications
Mr. Ellis possesses and brings relevant financial leadership experience and expertise to our Board which provides oversight regarding capital structure, financial condition and policies, long-range financial objectives, tax strategies, financing requirements and arrangements, capital budgets and expenditures, risk-management, insurance coverage, and strategic planning matters. Additionally, Mr. Ellis contributes his international experience managing worldwide financial operations and analyzing financial implications of merger and acquisition transactions, as well as aligning business strategies and financial decisions.

Other Public Company Boards
Current	Past 5 Years
None	None

Gregg W. Steinhafel
Age 61
Director since 1999
Independent
Committees
• Compensation & Human Resources
• Nominating & Governance
Background
Gregg W. Steinhafel served as the Chairman, President and Chief Executive Officer of Target Corporation, Minneapolis, Minnesota (a variety retailing company) until May 2014. Mr. Steinhafel was appointed as Chairman of Target in February 2009, was elected as Chief Executive Officer of Target in May 2008, was appointed a director of Target in January 2007, and was elected as President of Target in 1999. In January 2015, after Mr. Steinhafel left Target, Target Canada Co., an indirect wholly owned subsidiary of Target, filed an application for protection under the Companies’ Creditors Arrangement Act with the Ontario Superior Court of Justice in Toronto.

Qualifications
Mr. Steinhafel brings to our Board meaningful leadership experience and retail knowledge that he developed in his more than 30 years with Target, including a deep understanding of the value of strong brand recognition, devotion to innovation, strong supply chain initiatives, and a disciplined approach to business management and investment in future growth. In addition, he contributes decision-making skills and valuable strategic planning expertise, as well as significant and relevant knowledge of public company requirements and issues. Mr. Steinhafel’s significant retail knowledge assists our Board in providing guidance with respect to our residential business, which is affected by consumer confidence and spending levels, changing buying patterns of customers and product placement at mass retailers.

Other Public Company Boards
Current	Past 5 Years
None	Target Corporation

14

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: director qualifications and responsibilities; Board committees; director access to officers and employees; compensation; independence and related party transactions; CEO evaluation and management succession; and Board annual self-evaluation. Our Corporate Governance Guidelines provide, among other things, that:

•	The Board will have a majority of directors who meet the criteria for independence required by law, the SEC and the NYSE listing standards;

•	Individual directors who significantly change the responsibility they held when they were elected to the Board shall offer their resignation in writing, providing an opportunity for the Board, through the Nominating & Governance Committee, to review the continued appropriateness of Board membership under the circumstances;

•	No director shall sit on boards of directors of more than four publicly held companies without the approval of the Nominating & Governance Committee;

•	No director who is an active, full-time employee of our Company shall serve as a director of more than two other publicly held companies and there shall be no interlocking board memberships without the approval of the Nominating & Governance Committee;

•	While the Board does not believe it should establish age limits, any director who has attained the age of 70 should volunteer not to stand for re-election;

•	While the Board does not believe it should establish term limits, the Chair of the Nominating & Governance Committee, after conferring with the Chairman of the Board, will review with the Committee, and the Committee will make a recommendation to the full Board, regarding each director’s continuation on the Board before the annual meeting at which a director is to be proposed for re-election;

•	Within five years of joining the Board, each non-management director is expected to own a dollar value of Toro common stock equal to at least five times the amount of the director’s annual cash retainer for Board service;

•	At any time that (i) the offices of Chairman of the Board and CEO are held by the same person, or (ii) the Chairman of the Board does not meet the criteria for “independence” as established by law, the rules and regulations of the SEC or the NYSE listing standards, then the Board, upon recommendation of the Nominating & Governance Committee, shall appoint a presiding non-management director, or Lead Director. The Lead Director shall have such duties as are described in the Corporate Governance Guidelines or otherwise determined by the Board;

•	The non-management directors will meet in regularly scheduled executive sessions without Management;

•	The Board will have at all times an Audit Committee, Compensation & Human Resources Committee and a Nominating & Governance Committee, each of which shall have the authority, and discharge the responsibilities, established by the NYSE listing standards;

•	The CEO will annually review with the Board top management succession plans, including development plans for succession candidates, and will periodically review with the Board an emergency leadership preparedness plan applicable in the event the CEO unexpectedly becomes incapacitated or otherwise is unable to serve; and

•	The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

Our Corporate Governance Guidelines can be found on our website at www.thetorocompany.com (select the “Investor Information” link and then the “Corporate Governance” link). From time to time the Board, upon recommendation of the Nominating & Governance Committee, reviews and updates our Corporate Governance Guidelines as it deems necessary and appropriate.

15

Board Leadership Structure

Our Corporate Governance Guidelines provide that at any time that (a) the offices of Chairman and CEO are held by the same person, or (b) the Chairman does not meet the criteria for “independence” as established by applicable law, the rules and regulations of the SEC or the NYSE listing standards, then the Board, upon recommendation of the Nominating & Governance Committee, shall appoint a Lead Director, who shall have such duties as are described in the Corporate Governance Guidelines or otherwise determined by the Board. The Board currently believes that the offices of the Chairman and CEO should be held by the same person and that this structure is best for our Company at this time under the current circumstances. However, the Board endorses the concept of an independent, non-employee director being in a position of leadership and, thus, our Corporate Governance Guidelines require a Lead Director when the Chairman is not independent.

Our Board is currently chaired by Michael J. Hoffman, our Chairman and CEO. Our Lead Director is Robert C. Buhrmaster. Our Nominating & Governance Committee and full Board believe that our current leadership structure is appropriate for several reasons, including: (i) Mr. Hoffman’s extensive knowledge of our Company, our business and our industry, obtained through his 38 years of service to our Company, which benefit Board leadership and the Board’s decision-making process through his active role as Chairman; (ii) unification of Board leadership and strategic direction as implemented by our Management; and (iii) appropriate balance of risks relating to concentration of authority through the oversight of our independent and engaged Lead Director and Board.

As our Lead Director, Mr. Buhrmaster (i) assists Mr. Hoffman in establishing the agendas for Board meetings and the schedule of agenda subjects to be discussed during the year, to the degree such subjects can be foreseen; (ii) presides at regularly scheduled executive sessions of the non-employee directors without Management present; (iii) together with the Chair of the Compensation & Human Resources Committee, communicates to Mr. Hoffman the results of his annual performance review and compensation; and (iv) leads the Board’s annual self-evaluation. With more than 19 years of continuous service on our Board, Mr. Buhrmaster has considerable knowledge of our Company, our business and our industry. Mr. Buhrmaster also has significant public company board experience. In addition to serving as our Lead Director, Mr. Buhrmaster serves as the Chair of our Nominating & Governance Committee.

Director Independence

The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Nominating & Governance Committee, has affirmatively determined that each director who served as a member of our Board during any part of fiscal 2015 (Robert C. Buhrmaster, Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Katherine J. Harless, James C. O’Rourke, Gregg W. Steinhafel and Christopher A. Twomey), other than Michael J. Hoffman, our Chairman and CEO, is independent in that each such person has no material relationship with our Company, our Management, our independent registered public accounting firm, or external auditor, our external compensation consultant or our external compensation legal advisers, and otherwise meets the independence requirements as established by applicable law, the rules and regulations of the SEC and the NYSE listing standards. The Board has determined that each of Michael J. Hoffman and Richard M. Olson is not independent due to his status as an executive officer of our Company. The Board based its independence determinations, in part, upon a review by the Nominating & Governance Committee and the Board of certain transactions between us and the employers of certain of our directors, each of which was deemed to be pre-approved under our Corporate Governance Guidelines in that each such transaction was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to us or such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit.

Director Attendance; Executive Sessions

The Board held seven meetings during fiscal 2015 and took action by unanimous written consent once in fiscal 2015. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served. At six regular Board meetings, our non-employee directors met in executive session without Management present and such meetings were presided over by our Lead Director, except in his absence from one meeting, at which another non-employee director was designated to preside over the executive session.

16

We expect all of our directors to attend our annual meeting of shareholders and we customarily schedule a regular Board meeting on the same day as our annual meeting. Of the nine directors serving at the time of our 2015 Annual Meeting of Shareholders held on March 17, 2015, eight directors were in attendance.

Board Committees

The Board has four committees, the Audit Committee, Compensation & Human Resources Committee, Nominating & Governance Committee, and Finance Committee. The membership of each committee and the number of times each committee met, including by executive session, during fiscal 2015 is noted in the table below. Neither Mr. Hoffman nor Mr. Olson are members of any Board committee but may attend various committee meetings, or portions of such meetings as appropriate, as a member of Management at the invitation of such Board committees.

Director	Audit	Compensation & Human Resources	Nominating & Governance	Finance
Robert C. Buhrmaster			Chair	✓
Janet K. Cooper	Chair			✓
Gary L. Ellis	✓			Chair
Jeffrey M. Ettinger	✓	✓
Katherine J. Harless	✓	✓	✓
James C. O’Rourke	✓			✓
Gregg W. Steinhafel		✓	✓
Christopher A. Twomey		Chair	✓
Fiscal 2015 Meetings
Number of Meetings	12	4	2	2
Executive Sessions	4 – with Committee 6 – with Management 4 – with internal auditor 4 – with external auditor	3	2	2

Each of the members of the Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee meets the independence and other requirements established by applicable law, the rules and regulations of the SEC, the NYSE listing standards and the Internal Revenue Code of 1986, as amended, or Code, as applicable. The Board has determined that all members of the Audit Committee are financially literate and that each of Janet K. Cooper and Gary L. Ellis meets the definition of “audit committee financial expert.” Other members of the Audit Committee who currently are serving or have served as chief executive officers or chief financial officers of other public companies also may be considered financial experts, but the Board has not so designated them.

Each committee has a charter that is posted on our website at www.thetorocompany.com (select the “Investor Information” link and then the “Corporate Governance” link). The charter of each committee describes the principal functions of the committee. On an annual basis the Audit Committee, Nominating & Governance Committee and Compensation & Human Resources Committee review the adequacy of their charter and their performance. The Finance Committee periodically reviews its charter and performance, with such review historically conducted on an annual basis. The principal functions of each committee are summarized in the table below.

Committee	Principal Committee Functions
Audit	• Oversees the accounting and financial reporting processes, audits of consolidated financial statements and internal control over financial reporting

• Responsible for selection, compensation and retention of external auditor

• Reviews external auditor and lead partner qualifications, independence and performance

• Reviews and approves all financial statement examination scope and budgets

• Reviews general policies and procedures with respect to accounting and financial matters, internal controls and disclosure controls and procedures

• Reviews Code of Conduct and our Code of Ethics for CEO and Senior Financial Officers

• Reviews policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters

17

Committee	Principal Committee Functions
Audit (continued)	• Reviews and approves all types of audit and permitted non-audit services to be performed by external auditor

• Establishes pre-approval policies and procedures for retention of external auditor for additional non-audit services

• Reviews with Management and external auditor Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and earnings releases

• Reviews internal audit’s annual audit plans, performance, audit recommendations and applicable responses from Management

• Approves Audit Committee Report	• Provides oversight for Enterprise Risk Management, or ERM, process by reviewing policies with respect to risk assessment and risk management, including major financial risk exposures and mitigation efforts

• Reviews with Management and external auditor any correspondence with regulators or governmental agencies

• Oversees compliance with legal and regulatory requirements

• Receives analyses regarding relevant significant accounting pronouncements

• Meets privately in separate executive sessions with Management, internal auditors and external auditor
Compensation & Human Resources	• Approves performance goals for performance based awards

• Approves the compensation levels, salaries, incentive opportunities and other compensation arrangements for the CEO and executive officers

• Evaluates the CEO’s performance

• Presents CEO compensation determinations to the Board for ratification

• Reviews compensation policies and practices as they affect all employees and relate to risk management practices and risk-taking incentives

• Reviews compensation policies, executive compensation plans, benefit plans, incentive compensation plans and equity compensation plans

• Monitors employee organizational and corporate culture plans and strategies	• Monitors CEO, executive officer, and director compliance with applicable stock ownership guidelines

• Reviews with Management the Compensation Discussion and Analysis, the Committee report on executive compensation, and any compensation-related proposals, including say-on-pay and frequency of say-on-pay proposals

• Reviews non-employee director compensation components and amounts

• Retains any external compensation consultant, independent legal counsel or other advisers

• Reviews factors relevant to any adviser’s independence from Management

• Determines whether any conflicts of interest exist with respect to any advisers that have a role in determining or recommending the amount or form of executive officer or Board compensation
Nominating & Governance	• Reviews and recommends to the Board the number of directors to constitute the full Board

• Retains any external search firm to be used to assist in identifying director candidates

• Identifies individuals qualified to become Board members

• Recommends to the Board director nominees for election at the annual meeting	• Reviews Corporate Governance Guidelines and recommends to the Board any changes

• Reviews and recommends to the Board any proposed amendments or changes to Restated Certificate of Incorporation or Amended and Restated Bylaws

• Oversees the annual evaluation of the Board

• Recommends Board committee composition

• Monitors corporate governance trends
Finance	• Reviews capital structure and related financial policies and long-range objectives

• Reviews tax strategies and restructuring projects

• Reviews financing requirements and recommends to the Board specific financing arrangements

• Reviews and recommends to the Board cash dividend policy, annual cash dividend level and any other special dividends

• Reviews and recommends to the Board the authorization for the repurchase of equity or long-term debt

• Reviews use of derivative, hedging and similar instruments to manage financial, currency and interest rate exposure	• Monitors investor relations program

• Evaluates proposed merger, acquisition, divestiture, joint venture and other business combination transactions expected to have significant financial implications and recommends to the Board such transactions

• Reviews proposed annual capital budget and certain material capital expenditures

• Evaluates the post-acquisition financial integration and return on investment for certain transactions

• Reviews D&O and liability insurance coverage

• Reviews areas of responsibility delegated to our Management Investment Committee, financial performance of benefit plan assets, and the performance of the Management Investment Committee

18

Board’s Role in Risk Oversight

Management is primarily responsible for the identification, assessment and management of the key risks faced by our Company. We engage in an ERM process, which is coordinated primarily through our internal audit function, and involves:

•	the identification by senior leaders of our business functions and divisions of the particular risks relevant to their respective areas;

•	the assessment of the materiality of those risks, based on expected probability of occurrence and severity of impact;

•	to the extent prudent and feasible, development of strategies and plans to mitigate, monitor and control such risks; and

•	scheduled reports by the respective senior leaders on such items to the Audit Committee throughout the year.

The Board’s oversight of these risks primarily occurs in connection with the exercise of its responsibility to oversee our business, including through the review of our long-term strategic plans, annual operating plans, financial results, merger and acquisition related activities, material legal proceedings, and management succession plans. In addition, the Board uses its committees to assist with risk oversight within their respective areas of responsibility and expertise as follows:

•	The Audit Committee assists through its oversight of the quality and integrity of our financial reports; compliance with applicable legal and regulatory requirements; qualifications, performance and independence of our external auditor; performance of our internal audit function; accounting and reporting processes; and our general policies and procedures regarding accounting and financial matters and internal controls. The Audit Committee is also responsible for providing oversight of our ERM process by discussing our policies with respect to risk assessment and risk management, including our major financial and business risk exposures and the steps Management has taken to monitor and control such exposures.

•	The Compensation & Human Resources Committee assists through its oversight of our compensation programs and policies, including executive compensation, and employee organizational and corporate culture plans and strategies. A discussion of the Compensation & Human Resources Committee’s assessment of compensation policies and practices as they relate to our Company’s risk management is found under “Assessment of Risk Related to Compensation Programs” on page 47.

•	The Finance Committee assists through its oversight of our capital structure and related policies, long-range objectives, tax strategies and restructuring projects, financing requirements and arrangements, equity and debt issuances and repurchases, use of derivative, hedging and similar instruments, annual capital budget and capital expenditures, D&O and liability insurance coverage, and the delegated responsibilities of our Management Investment Committee relating to our ERISA-regulated employee benefit plans; and through its evaluation of, among other things, the financial impact of proposed business combination transactions expected to have significant financial implications and related recommendations to the Board and review of post-acquisition financial integration and return on investment.

•	The Nominating & Governance Committee assists through its oversight of our overall corporate governance structure and policies, including director nominations, director independence and qualifications, Board leadership structure and Board committee structure.

The Chair of each Board committee provides a summary of the matters discussed in their committee meeting to the full Board. Additional information regarding the responsibilities of each of these committees can be found under “Board Committees” beginning on page 17.

The Board believes that its oversight of risk is enhanced by its current leadership structure, as previously discussed, because our Chairman and CEO, who is ultimately responsible for our Management’s risk responsibility, also chairs regular Board meetings and, with his in-depth knowledge and understanding of our Company, is well positioned to bring key business issues and risks to the attention of the full Board.

19

Executive Compensation Process

At the beginning of each fiscal year, the Compensation & Human Resources Committee reviews and approves compensation for our Chairman and CEO and each other executive officer, including each of our other named executive officers, which generally includes:

•	changes, if any, to base salary; and

•	incentive awards, including:

−	annual cash incentive awards for the current fiscal year, including (i) participation targets expressed as a percentage of base salary, target payout amounts, and maximum cash payout amounts authorized under Code Section 162(m) and (ii) performance measures, weightings, goals and adjustment events; and

−	long-term incentive awards, including (i) stock option awards and (ii) three-year performance share awards, including (a) target share payout amounts and maximum share payout amounts authorized under Code Section 162(m) and (b) performance measures, weightings, goals and adjustment events.

In connection with this review and approval, the Committee receives information regarding:

•	market base salary, total cash compensation and total direct compensation data and analysis prepared by its external compensation consultant;

•	total cash compensation to be paid for the current fiscal year if annual cash incentive awards are achieved and paid at target;

•	prior fiscal year target equity values; and

•	total direct compensation for the current fiscal year, assuming equity awards at target.

Additionally, the Committee obtains compensation recommendations from our Chairman and CEO, Vice President, Human Resources and Managing Director, HR and Total Rewards that reflect individual performance; corporate, division and/or plant performance, as applicable; tenure in the position; and outside market factors, including general economic conditions. Neither the Chairman and CEO nor the Vice President, Human Resources provide input or recommendations with respect to his or her own compensation. The Chair of the Committee is also responsible for coordinating a performance evaluation for the Chairman and CEO based on feedback from all non-employee directors in connection with the ratification of the Chairman and CEO’s compensation by the Board. Information on the compensation of our named executive officers is found under “Executive Compensation” beginning on page 31. Also, at the beginning of each fiscal year, the Committee certifies the achievement of performance goals previously established by the Committee at the beginning of the prior fiscal year for annual cash incentive awards and performance goals previously established by the Committee at the beginning of the performance period for performance share awards and approves resulting payouts, if any.

The Compensation & Human Resources Committee retained Towers Watson to assist in the design and review of our executive compensation program during fiscal 2015. Additional information regarding the role of Towers Watson during fiscal 2015 is found under “Compensation Discussion and Analysis—Role of the External Compensation Consultant” on page 34. From time to time, the Committee also has engaged Towers Watson to perform other compensation consulting services, which in fiscal 2015 included a review of non-employee director compensation. In fiscal 2015, Towers Watson did not provide any services to our Company other than those for which it had been retained by the Committee. For the services performed for our Company in fiscal 2015, the Committee assessed the independence of Towers Watson pursuant to SEC and NYSE rules and concluded that the work of Towers Watson did not raise any conflicts of interest. Representatives from Towers Watson attended meetings of the Committee to act as a resource to the Committee in carrying out its responsibilities. In January 2016, Towers Watson merged with Willis Group Holdings and is now known as Willis Towers Watson. The Committee, through its Chair, can request an independent meeting with representatives from our external compensation consultant at any time. The Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisers.

20

Director Nomination Process

In identifying new nominees for election to the Board when vacancies occur, the Nominating & Governance Committee first may solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with candidates having the skills and characteristics required for Board nominees. Such persons may include members of the Board and our Senior Management. In addition, the Committee may engage a search firm to assist it in identifying and evaluating qualified nominees. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms.

When reviewing the requisite skills and characteristics of potential new director nominees, the Nominating & Governance Committee, pursuant to our Corporate Governance Guidelines, will consider a variety of criteria, including an individual’s independence, diversity, age, skills and experience, each in the context of the needs of the Board as a whole. Although the Committee does not have a formal policy regarding consideration of diversity in identifying director nominees, the Committee will evaluate a nominee based on his or her diversity of background, skills, experiences, viewpoints, and geographical representation, as well as more traditional diversity factors. As a result, the composition of the current Board reflects diversity in age, gender, skills, and business and professional experiences.

The Nominating & Governance Committee may solicit the views of Senior Management, Board members and any other individuals it believes may have insight into a candidate. The Committee may designate one or more of its members and/or other Board members to interview any proposed candidate. The Committee then will recommend a director nominee to the Board based on its evaluation of such criteria.

The Nominating & Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business, and the demonstrated ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board at a meeting of shareholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Amended and Restated Bylaws, as described under “Shareholder Proposals and Director Nominations for the 2017 Annual Meeting” on page 63.

Director Compensation

Overview. Our non-employee director compensation program generally is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our shareholders. In fiscal 2015, our non-employee director compensation was comprised of equity compensation, in the form of automatic annual stock and stock option awards, and cash compensation, in the form of annual retainers. Each of these components is described in more detail below. This compensation program structure, together with the feature of The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended, or the Amended and Restated 2010 Plan, that enables our directors to elect to receive a portion or all of their cash compensation in the form of our common stock, causes a substantial portion of our non-employee director compensation to be linked to our common stock performance. Mr. Hoffman and Mr. Olson, as employee directors, do not receive any additional compensation for their service as directors.

Processes for Consideration and Determination of Director Compensation. The Board has delegated to the Compensation & Human Resources Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Compensation & Human Resources Committee engages its external compensation consultant to provide analysis regarding non-employee director compensation.

Elements of Our Non-Employee Director Compensation Program. The following table sets forth our fiscal 2015 and fiscal 2016 non-employee director compensation programs.

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Non-Employee Director Compensation	Fiscal 2015	Fiscal 2016
Annual Stock Award Value	$50,000	$55,000
Annual Stock Option Award Value	$50,000	$55,000
Annual Board and Committee Member Retainers
Board	$70,000	$75,000
Audit Committee Member	$10,000	$10,000
Compensation & Human Resources Committee Member	$4,500	$6,000
Nominating & Governance Committee Member	$3,000	$4,000
Finance Committee Member	$4,500	$5,000
Annual Lead Director and Committee Chair Additional Retainers
Lead Director	$22,500	$25,000
Audit Committee Chair	$15,000	$15,000
Compensation & Human Resources Committee Chair	$10,000	$10,000
Nominating & Governance Committee Chair	$5,000	$5,000
Finance Committee Chair	$5,000	$5,000

The following summarizes the key characteristics of the elements of our non-employee director compensation program:

Element	Key Characteristics
Annual Retainers	Each Board and committee member, committee chair and the Lead Director receive annual retainers as described in the foregoing table for their respective service on our Board.
Stock Awards	On the first business day of our fiscal year (usually November 1), shares of our common stock are automatically granted under the Amended and Restated 2010 Plan. The stock award is determined by dividing the stock award value by the average of the closing prices of our common stock, as reported on the NYSE, during the three months prior to the grant. The shares are fully vested at the time of grant.
Stock Option Awards	On the first business day of our fiscal year, a stock option to purchase shares of our common stock is automatically granted. The stock option award is determined by dividing the stock option award value by the grant date fair value of a stock option to purchase one share of our common stock. See below for additional information regarding vesting of stock option grants.
Common Stock In Lieu of Annual Retainers	Our non-employee directors may elect to convert a portion or all of their calendar year annual retainers otherwise payable in cash into shares of our common stock. Annual retainers earned after the date a director makes a stock-in-lieu of cash election for a calendar year are issued in shares of common stock in December of that year, the number of which is determined by dividing the dollar amount of the annual retainers earned in the calendar year and elected to be converted into shares of our common stock by the closing price of our common stock, as reported on the NYSE, on the date that the shares are issued.
Deferred Compensation Plan	Non-employee directors may elect to defer receipt of all or a part of his or her stock award and/or cash compensation on a calendar year basis under the Deferred Plan for Directors. Because the value of a director’s deferred compensation account fluctuates, as applicable, based on the market value of our common stock or based on a rate of return on funds that are comparable to funds available in our IS&ESOP, earnings on deferred compensation are not preferential. Dividends paid on our common stock are credited to a director’s account as additional common stock units. A director is fully vested in his or her deferred compensation accounts. Distributions under the Deferred Plan for Directors are payable in accordance with the director participant’s prior distribution elections upon the earliest of retirement, prior to retirement if a valid election has been made or in an unforeseeable financial emergency.
Company Products	Each of our non-employee directors is entitled to receive certain Company products and related parts, service and accessories for his or her personal use, at no cost; provided, however, that directors are responsible for payment of applicable taxes attributable to the value of such items. There is an $8,000 lifetime limit on installation and products for an irrigation system and a $5,000 lifetime limit on installation and products for a landscape lighting system. The value of products, parts and accessories is deemed to be our distributor net price or its equivalent, which is also the price at which such items are generally available to our employees for purchase.
Charitable Giving	We offer a matching gift program for our non-employee directors, which provides that a gift or gifts by a director and/or his or her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $1,000 per director per year.

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Element	Key Characteristics
Indemnification and Directors and Officers Insurance	Each non-employee director is a party to an indemnification agreement with us pursuant to which we have agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Restated Certificate of Incorporation and continued coverage under our D&O insurance.

Stock Option Vesting.    Except as described below, stock options granted to our non-employee directors vest in three equal installments on each of the first, second and third year anniversaries of the date of grant and remain exercisable for a term of ten years after the date of grant.

If a director becomes disabled or dies, all outstanding unvested stock options will vest in full on the date the director’s service ceases by reason of such disability or death and all outstanding stock options may be exercised up to the earlier of the date the stock options expire or one year after the date the director’s service ceased by reason of such disability or death.

If a director has served as a member of the Board for ten full fiscal years or longer and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will continue to vest in accordance with their terms and the director may exercise the vested portions of the stock options for up to four years after the director’s date of termination, but not later than the date the stock options expire. If a director has served as a member of the Board for less than ten full fiscal years and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will expire and be canceled and the director may exercise any vested portions of the stock options for up to three months after the director’s date of termination, but not later than the date the stock options expire. The following directors have served as a member of the Board for ten full fiscal years or longer: Robert C. Buhrmaster, Janet K. Cooper, Katherine J. Harless, Gregg W. Steinhafel and Christopher A. Twomey.

If there is a change in control of our Company, stock options granted under the Amended and Restated 2010 Plan will vest immediately and remain exercisable for the remaining term and stock options granted under The Toro Company 2000 Directors Stock Plan, as amended, or 2000 Directors Stock Plan, will remain exercisable for three years or their respective expiration date, if earlier. The general definition of a change in control under the Amended and Restated 2010 Plan and the 2000 Directors Stock Plan is described under “Change in Control” on page 59.

Director Compensation for Fiscal 2015.    The following table provides summary information concerning the compensation of each individual director who served during fiscal 2015, other than Michael J. Hoffman, our Chairman and CEO, who is not compensated separately for his service as a director and whose compensation is discussed in the “Executive Compensation” section beginning on page 31. In addition, as Richard M. Olson, our President and COO, was elected to the Board in fiscal 2016 and is not compensated separately for his service as a director, he is not reflected in the following table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Robert C. Buhrmaster	$105,000	$51,536	$49,998	$2,882	$209,416
Janet K. Cooper	$99,500	$51,536	$49,998	$—	$201,034
Gary L. Ellis(6)	$89,500	$51,536	$49,998	$—	$191,034
Jeffrey M. Ettinger(7)	$84,500	$51,536	$49,998	$—	$186,034
Katherine J. Harless(8)	$87,500	$51,536	$49,998	$2,363	$191,397
James C. O’Rourke	$84,500	$51,536	$49,998	$9,831	$195,865
Gregg W. Steinhafel	$77,500	$51,536	$49,998	$3,074	$182,108
Christopher A. Twomey	$87,500	$51,536	$49,998	$2,348	$191,382

(1)	Unless a director otherwise elected to convert a portion or all of his or her annual retainers into shares of our common stock under our Amended and Restated 2010 Plan, annual retainers were paid in cash in four quarterly installments at the beginning of each fiscal quarter.

(2)	On November 3, 2014, 835 shares of our common stock were granted to each non-employee director with the calculation based on the average of the closing prices of our common stock, as reported on the NYSE, during the three months prior to the grant, which was $59.88. However, the amount reported in the table represents the grant date fair value, computed in accordance with Financial Accounting

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Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718. The closing price on the grant date of $61.72 was used in calculating the grant date fair value. The automatic grant of stock awards on November 3, 2014, were the only stock awards granted to directors during fiscal 2015. As of October 31, 2015, no directors held any restricted stock or other unvested stock awards.

(3)	On November 3, 2014, a stock option to purchase 2,596 shares of our common stock was granted to each non-employee director. The amount reported in the table represents the grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value is based on a Black-Scholes model valuation of $19.26 per share. The following assumptions were used in the Black-Scholes calculation: a risk-free interest rate of 1.8%; expected life of 6 years; expected volatility of 34.42%; and an expected dividend yield of 1.27%.The exercise price per share is equal to 100% of the fair market value of one share of our common stock on the date of grant, as determined by the closing price for our common stock, as reported on the NYSE, which was $61.72 on November 3, 2014. The actual value of the stock option awards, if any, to be realized by a director depends upon whether the price of our common stock at exercise is greater than the exercise price of the stock options. The automatic grant of stock option awards on November 3, 2014, were the only stock options granted to directors during fiscal 2015.

(4)	As of October 31, 2015, the aggregate number of stock options (exercisable and unexercisable) held by each director was as follows: Mr. Buhrmaster—44,245; Ms. Cooper—37,689; Mr. Ellis—44,245; Mr. Ettinger—18,215; Ms. Harless—32,443; Mr. O’Rourke—8,569; Mr. Steinhafel—18,215; and Mr. Twomey—37,689. These numbers are different from the numbers set forth in the “Stock Options” column in footnote (2) to the “Directors and Executive Officers” stock ownership table beginning on page 6 which (i) sets forth information as of January 15, 2016 and (ii) does not include options that will become exercisable more than 60 days after January 15, 2016.

(5)	We generally do not provide perquisites and other personal benefits to our non-employee directors other than Company products for personal use. The amount reported for each of Messrs. Buhrmaster, O’Rourke, Steinhafel and Twomey represents the value of products, parts, service or accessories, as described under “Company Products” on page 22. The amount reported for Ms. Harless represents both products, parts, services or accessories and a charitable donation under our director matching gift program, as described under “Charitable Giving” on page 22.

(6)	Mr. Ellis elected to defer receipt of his calendar 2014 and calendar 2015 retainers earned for fiscal 2015 under the Deferred Plan for Directors.

(7)	Mr. Ettinger elected to convert his calendar 2014 and calendar 2015 retainers into shares of our common stock under the Amended and Restated 2010 Plan. On December 15, 2015, based on that day’s closing stock price of $76.98, as reported on the NYSE, Mr. Ettinger received 1,118 shares of our common stock in lieu of $86,064 cash that would have been paid in calendar 2015. The amount shown in the “Fees Earned or Paid in Cash” column represents the amount he earned for fiscal 2015.

(8)	Ms. Harless elected to defer receipt of her calendar 2014 and calendar 2015 retainers earned in fiscal 2015 under the Deferred Plan for Directors.

Related Person Transactions and Policies and Procedures Regarding Related Person Transactions

On November 14, 2014, we acquired substantially all of the assets (excluding accounts receivable) of the BOSS® professional snow and ice management business of privately held Northern Star Industries, Inc., or Northern Star. BOSS designs, manufactures, markets and sells a broad line of snowplows, salt and sand spreaders, and related parts and accessories for light and medium duty trucks, all-terrain vehicles, utility terrain vehicles, skid steers, and front-end loaders. We paid the purchase price of $229.5 million in cash, except for $30 million which was paid in the form of an unsecured promissory note, or Note. Under the terms of the Note, interest will accrue at the rate of 4.0% per year and principal payments of $10 million each, together with accrued interest, will be payable on the first, second and third anniversaries of the closing date of the acquisition, subject to certain conditions. The Note will serve as the first, but not the exclusive, source to secure Northern Star’s and its shareholders’ indemnification and other obligations under the purchase agreement for the transaction. The President and Chief Executive Officer of Northern Star is David J. Brule. Mr. Brule is also the majority shareholder of Northern Star. Effective as of the closing of the acquisition on November 14, 2014, we hired David J. Brule II, Mr. Brule’s son and a minority shareholder of Northern Star, as President, BOSS, and as of that date Mr. Brule II became an executive officer of Toro.

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Our Corporate Governance Guidelines set forth in writing our policies and procedures regarding the review, approval and ratification of related person transactions. All reportable related person transactions must be reviewed, approved or ratified by the Nominating & Governance Committee. In determining whether to approve or ratify such transactions, the Committee will take into account, among other factors and information it deems appropriate:

•	the related person’s relationship to our Company and interest in the transaction;

•	the material facts of the transaction;

•	the benefits to our Company of the transaction; and

•	an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

Transactions in the ordinary course of business, between us and an unaffiliated corporation of which one of our non-employee directors serves as an officer, that are at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in which the non-employee director had no direct or indirect personal interest, nor received any personal benefit, and in amounts that are not material to our business or the business of such unaffiliated corporation, are deemed conclusively pre-approved. In addition, the full Board reviewed and approved the acquisition of the BOSS business described previously.

Board of Directors Business Ethics Policy Statement

It is our policy to maintain the highest level of moral, ethical and legal standards in the conduct of our business. Pursuant to our Corporate Governance Guidelines, the Board has adopted, and each director annually signs, a Business Ethics Policy Statement. The policy can be found on our website at www.thetorocompany.com (select the “Investor Information” link and then the “Corporate Governance” link).

Code of Conduct and Code of Ethics for our CEO and Senior Financial Officers

All of our directors and employees are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest level of moral, ethical and legal standards. We also have a Code of Ethics for our CEO and Senior Financial Officers applicable to our Chairman and CEO (our principal executive officer), our Vice President, Treasurer and Chief Financial Officer (our principal financial officer), our Vice President, Corporate Controller (our principal accounting officer and controller), and to all business unit controllers and senior accounting personnel identified by our Vice President, Corporate Controller who are also bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Our Code of Conduct and Code of Ethics for our CEO and Senior Financial Officers can be found on our website at www.thetorocompany.com (select the “Investor Information” link and then the “Corporate Governance” link). If necessary, we intend to satisfy the disclosure requirements of Item 5.05 of the Current Report on Form 8-K regarding amendments to or waivers from any provision of our Code of Ethics for our CEO and Senior Financial Officers by posting such information on our website at www.thetorocompany.com (select the “Investor Information” link and then the “Corporate Governance” link).

Communications with Directors; Complaint Procedures

Shareholders and other interested parties may communicate directly with our Board of Directors, our Board committees, our non-employee directors as a group, our Lead Director, or any other specified individual director in writing by (i) sending a letter addressed to The Toro Company Board of Directors, c/o Vice President, Secretary and General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, or (ii) sending an email to boardofdirectors@toro.com. Substantive communications, such as corporate governance matters or potential issues relating to accounting, internal controls or other auditing matters, are forwarded by our Vice President, Secretary and General Counsel to the relevant director(s) as appropriate. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, donation requests, questions about our products, and other such matters, are handled directly by our Management.

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We maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free confidential ethics hotline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. Complete information regarding our complaint procedures is contained within our Code of Conduct, which may be accessed on our website as noted above.

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PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee selects our independent registered public accounting firm, or external auditor. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our external auditor and determines whether to re-engage the current external auditor. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the external auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the external audit firm; the external auditor’s global capabilities relative to our business; and the external auditor’s knowledge of our operations. Upon consideration of these and other factors, the Audit Committee has selected KPMG LLP, or KPMG, to serve as our external auditor for fiscal 2016. Although it is not required to do so, the Board, as it traditionally has done in the past, is asking our shareholders to ratify the Audit Committee’s selection of KPMG. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG for fiscal 2015 and fiscal 2014 by category, as described in the footnotes to the table.

	Fiscal 2015	Fiscal 2014
Audit Fees(1)	$1,170,764	$1,501,870
Audit-Related Fees(2)	$54,265	$62,434
Tax Fees(3)	$300,526	$243,150
All Other Fees	$0	$0

(1)	Consist of aggregate fees billed, or expected to be billed, for fiscal 2015 and fiscal 2014, respectively, for professional services rendered by KPMG in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits of certain of our international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Consist of aggregate fees billed for KPMG’s services related to audits of employee benefit plans, issuance of a consent for a Form S-8 registration statement filed with the SEC on May 20, 2015, and various other attestation procedures.

(3)	Consist of aggregate fees billed for professional services rendered by KPMG for permissible domestic and international tax consulting, planning and compliance services.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee review and approve in advance the retention of our external auditor for all types of audit and non-audit services to be performed for us by our external auditor and approve the fees for such services, other than de minimus non-audit services allowed by relevant rules and regulations. All of the services provided to us by KPMG for which we paid Audit Fees, Audit-Related Fees and Tax Fees, as shown in the table above, were pre-approved by the Audit Committee in accordance with this pre-approval policy and procedures.

The Board of Directors Recommends a Vote FOR Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2016	☑

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Audit Committee Report

This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2015.

Ultimate responsibility for good corporate governance rests with our Board, whose primary roles and responsibilities involve oversight, counseling and providing direction to our Management in the best long-term interests of Toro and our shareholders. As set forth in its charter, the Audit Committee assists our Board by, among other things, providing oversight of our accounting and financial reporting processes, the audits of our annual financial statements and internal control over financial reporting. A copy of our Audit Committee Charter, which further describes the role and responsibilities of the Audit Committee, is available online at www.thetorocompany.com (click on “Investor Information” and “Corporate Governance”).

Management is primarily responsible for the establishment and maintenance of our accounting and financial reporting processes, including our internal controls, and for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on the effectiveness of our internal control over financial reporting.

In performing its oversight role, the Audit Committee has (i) reviewed and discussed with Management our audited financial statements for fiscal 2015, (ii) discussed with representatives of KPMG the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees), (iii) received the written disclosures and the letters from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning KPMG’s independence, and (iv) discussed with representatives of KPMG its independence and concluded that it is independent from Toro and its Management.

Based on the review and discussions referred to in the foregoing paragraph and subject to the limitations on its responsibilities set forth in its charter, the Audit Committee recommended to our Board that our audited financial statements for fiscal 2015 be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015, for filing with the SEC.

Audit Committee:

Janet K. Cooper (Chair)

Gary L. Ellis

Jeffrey M. Ettinger

Katherine J. Harless

James C. O’Rourke

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PROPOSAL THREE—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Board is providing our shareholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement beginning on page 31, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes. At the 2015 Annual Meeting of Shareholders held on March 17, 2015, 97% of the votes cast by our shareholders were in favor of the say-on-pay vote. The Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation.

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers, including our named executive officers, who will enable us to perform better than our competitors and drive long-term shareholder value. The underlying core principles of our executive compensation program include (i) aligning the interests of our executives with those of our shareholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance and (ii) providing competitive compensation opportunities targeted at the market 50th percentile for both individual elements of compensation and total direct compensation at target levels of financial performance, which we believe allows us to attract and retain the necessary executive talent while motivating and rewarding the accomplishment of annual and long-term financial performance goals and maintaining an appropriate cost structure. The “Compensation Discussion and Analysis,” beginning on page 31, describes our executive compensation program and the executive compensation decisions made by the Compensation & Human Resources Committee in fiscal 2015 in more detail. Important considerations include:

•	A significant portion of the total compensation paid or awarded to our named executive officers in fiscal 2015 was “performance-based” or “at-risk” compensation tied directly to the achievement of financial performance goals or long-term stock price performance.

•	Annual cash incentive awards and three-year performance share awards granted in fiscal 2015 are “performance-based” in that certain threshold, or minimum, levels of financial performance must be achieved in order for there to be any payout for a specified performance measure and, in particular, for the annual cash incentive awards, the threshold level of diluted net earnings per share, or EPS, performance must have been achieved in order for there to be any corporate payout or any corporate portion payout to division participants.

•	All incentive compensation awards, including annual and long-term equity and incentive awards, are subject to a “clawback” mechanism.

•	None of our named executive officers have employment or severance agreements or arrangements, except as provided for in our change in control severance compensation policy, or CIC policy.

•	We do not provide tax “gross-up” payments under our CIC policy or in connection with any annual or long-term compensation, benefits or perquisites provided to our named executive officers.

•	Our executive officers receive only modest perquisites.

•	We maintain stock ownership guidelines for each of our executive officers.

•	Our insider trading policy prohibits executive officers and directors from purchasing Toro securities on margin, borrowing against any account in which Toro securities are held, or pledging Toro securities as collateral for a loan.

•	Our insider trading policy prohibits employees, executive officers and directors from purchasing any financial instruments (including without limitation collars, equity swaps, prepaid variable forward contracts, and exchange funds) that are designed to hedge or offset any decrease in the market value of Toro securities.

•	We have an independent Compensation & Human Resources Committee.

•	We utilize an independent compensation consultant.

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We believe that our executive compensation objectives and core principles have resulted in an executive compensation program and related decisions that have appropriately incentivized the achievement of financial goals and produced financial results that have benefited our Company and our shareholders and are expected to drive long-term shareholder value over time. For example:

•	Our fiscal 2015 net sales reached a record $2.39 billion, an increase of approximately 10% over fiscal 2014 net sales;

•	Our fiscal 2015 diluted net EPS of $3.55 represented an increase of approximately 17.5% over fiscal 2014 diluted net EPS of $3.02;

•	We continued our history of paying quarterly cash dividends in fiscal 2015 and we increased our fiscal 2015 quarterly cash dividend by 25 percent to $0.25 per share compared to our quarterly cash dividend in fiscal 2014 of $0.20 per share; and

•	Our stock repurchase program returned over $100 million in cash to our shareholders in fiscal 2015, which reduced the number of shares of common stock outstanding.

Accordingly, the Board recommends that our shareholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Shareholders are not ultimately voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

In accordance with the result of the advisory vote on the frequency of the say-on-pay vote, which was conducted at the Company’s 2011 Annual Meeting of Shareholders, the Board of Directors has determined that the Company will conduct an executive compensation advisory vote on an annual basis. Accordingly, the next say-on-pay vote will occur in 2017 in connection with our 2017 Annual Meeting of Shareholders.

The Board of Directors Recommends a Vote FOR Approval, on an Advisory Basis, of our Executive Compensation, or Say-On-Pay Vote.	☑

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EXECUTIVE COMPENSATION

Compensation & Human Resources Committee Report

The Compensation & Human Resources Committee has reviewed and discussed the “Compensation Discussion and Analysis” with Management and, based on such review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015.

Compensation & Human Resources Committee:

Christopher A. Twomey (Chair)

Jeffrey M. Ettinger

Katherine J. Harless

Gregg W. Steinhafel

Compensation Discussion and Analysis

Overview.    In this Compensation Discussion and Analysis, or CD&A, we describe the key principles and approaches used to determine elements of compensation paid to, awarded to and earned by the following named executive officers whose compensation is set forth in the “Summary Compensation Table” on page 47:

•	Michael J. Hoffman, our Chairman and CEO;

•	Renee J. Peterson, our Vice President, Treasurer and Chief Financial Officer;

•	Michael J. Happe, our former Group Vice President, Residential and Contractor Businesses;

•	William E. Brown, Jr., our Group Vice President, Commercial and Irrigation Businesses; and

•	Timothy P. Dordell, our Vice President, Secretary and General Counsel.

Mr. Happe resigned as an officer and employee of Toro, which was effective as of January 1, 2016.

This CD&A should be read in conjunction with the accompanying compensation tables, corresponding footnotes and narrative discussion, as they provide information and context to the compensation disclosures. Additionally, this CD&A should be read in conjunction with our advisory vote on executive compensation, which can be found under “Proposal Three—Advisory Approval of Executive Compensation” beginning on page 29.

Executive Compensation Program Objectives.    Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers that will enable us to perform better than our competitors and drive long-term shareholder value. The following core principles provide a framework for our executive compensation program:

•	Align interests of executive officers with shareholder interests;

•	Link pay to performance; and

•	Provide competitive target total direct compensation opportunities.

Highlights of Compensation Practices.    At our 2015 Annual Meeting of Shareholders, our shareholders had the opportunity to provide a say-on-pay vote. Of the votes cast by our shareholders, 97% were in favor of our say-on-pay vote. Accordingly, the Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation and did not believe it was necessary to, and, therefore, did not, make any significant changes to our executive compensation program.

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What We Do:
• We link a substantial portion of total executive compensation directly to performance and require that minimum, or threshold, levels of performance be met in order for there to be any payout.

• We utilize a mix of performance measures for our annual cash incentive awards and performance share awards.

• Our annual cash incentive award and performance share award payouts are capped at 200% of the target award.

• Time-based equity awards have a minimum vesting requirement over three years.

• We utilize three-year performance share awards, the payouts of which vary based on financial performance and are contingent upon the achievement of three-year performance goals.

• We utilize stock options, the value of which is contingent upon long-term stock price performance since stock options only have value if the stock price at the time of exercise exceeds the exercise price established at the time of grant.

• We maintain stock ownership guidelines for our executive officers.

• We include clawback provisions within our annual cash incentive and long-term incentive awards.

• We have an independent Compensation & Human Resources Committee which is advised by an independent external compensation consultant.

• We provide our shareholders with the opportunity to cast a say-on-pay vote on an annual basis.

What We Do Not Do:
• We do not allow repricing or exchange of any equity awards without shareholder approval.

• We do not have individual employment agreements with any named executive officer.

• We do not provide excessive perquisites.

• We do not provide gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

• We do not allow hedging or pledging of Toro securities.

Pay Levels/Mix.    A significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or “at risk”, compensation to directly link their pay to performance. For fiscal 2015:

•	80% of the target total direct compensation for our Chairman and CEO was performance-based, and

•	65% of the target total direct compensation for our other named executive officers was performance-based.

Short-term variable compensation is in the form of annual cash incentive awards. Long-term variable compensation is in the form of stock options that vest over three years and three-year performance share awards. We target pay opportunities within a competitive range of the market 50th percentile for each element of compensation and in total. However, a number of factors may influence why any individual element of compensation or total direct compensation may vary from the targeted competitive range of the market 50th percentile. We also provide our executive officers with modest perquisites (see page 35) and retirement and benefit plans (see page 35).

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Fiscal 2015 Financial Results and Impact On Variable Compensation. Below is a brief summary of key financial performance measures that we used in our performance-based compensation plans, as well as other financial highlights, for fiscal 2015.

Key Financial Performance	Fiscal 2014	Fiscal 2015	Change
Net sales (in millions)	$2,172.7	$2,390.9	+10.0%
Diluted net EPS	$3.02	$3.55	+17.5%
Corporate average net assets turns	2.97000	2.12180	Decrease of 0.85 points
Quarterly cash dividend	$0.20	$0.25	+25.0%

Additionally, our stock repurchase program returned over $100 million to our shareholders during fiscal 2015.

Impact on Annual Cash Incentives.    As described in more detail under “Annual Cash Incentives” beginning on page 36, corporate performance for fiscal 2015 exceeded the threshold and target performance goals, as applicable, established for the fiscal 2015 annual cash incentive awards, as indicated in the table below:

Corporate: Fiscal 2015 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
30% corporate revenue growth	8.1%	10.1% – 11.1%	14.1%	10.0% (between threshold and target)
50% diluted net EPS	$2.69	$3.36	$4.03	$3.55 (between target and maximum)
20% corporate average net assets turns	1.81569	2.13610	2.45652	2.12180 (between threshold and target)
Corporate performance payout				113.37% of target

The annual cash incentive payout for certain of our executive officers, including Messrs. Happe and Brown, is also subject to division performance. Details on division performance and the corresponding payout percentages are described in detail under “Annual Cash Incentives” beginning on page 36.

Impact on Long-Term Incentives.    As described in more detail under “Long-Term Incentives—Performance Measures for the Performance Period Ending in Fiscal 2015” on page 43, the three-year cumulative corporate performance for fiscal 2013 to fiscal 2015 exceeded the threshold and target performance goals, as applicable, established for the fiscal 2013 to fiscal 2015 performance period, as indicated in the table below:

Fiscal 2013 to Fiscal 2015 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)	$391,054	$488,817	$553,991	$546,566 (between target and maximum)
30% cumulative corporate revenue (in thousands)	$6,150,541	$6,545,164	$6,909,595	$6,476,481 (between threshold and target)
20% cumulative corporate average net assets turns	7.88947	9.28173	10.67399	8.67278 (between threshold and target)
Fiscal 2013 to fiscal 2015 corporate performance payout				135.92% of target

How We Make Compensation Decisions.    There are several elements to our executive officer compensation decision-making, which we believe allow us to most effectively implement our established compensation philosophy. Each of these elements and their roles are described briefly below.

Role of the Compensation & Human Resources Committee.    The Compensation & Human Resources Committee, which is comprised solely of independent directors, oversees our executive compensation program. Within its duties, the Committee approves compensation for our Chairman and CEO, which is then submitted to the other independent directors of the Board for ratification, and for each other executive officer, who we define as any employee at or above the vice president level. In doing so, the Committee:

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•	Approves the total direct executive compensation package for each executive officer, including his or her base salary, annual cash incentive award and long-term incentive awards;

•	Reviews and approves, as appropriate, corporate and division financial performance measures, weightings, goals and performance adjustment events, if any, related to our annual and long-term incentive awards;

•	Reviews and approves annual cash incentive award payouts and performance share award payouts;

•	Evaluates market competitiveness of each of our executive officer’s compensation (in total and by each individual element); and

•	Evaluates proposed significant changes to other elements of our executive compensation program.

During fiscal 2015, the Committee received input from Towers Watson, its external compensation consultant, and our Management, including our Chairman and CEO, Vice President, Human Resources and our Managing Director, HR and Total Rewards.

Role of the External Compensation Consultant.    The Committee has sole authority to hire consultants, approve their fees and determine the nature and scope of their work. The Committee may replace consultants or hire additional consultants at any time.

A representative from Towers Watson attended each Committee meeting in fiscal 2015 and generally communicated with the Chair of the Committee in advance of, or following, such Committee meetings. During fiscal 2015, Towers Watson reviewed and discussed executive compensation trends with Management and the Committee and provided market data for all of our executive officers, including our named executive officers, along with a comparison of those executive officers’ current base salaries, target total cash compensation and total direct compensation to the market 25th, 50th and 75th percentiles. Additionally, during fiscal 2015, Towers Watson reviewed and discussed executive officer compensation recommendations made by Management in advance of the Committee meeting and participated in discussions at the Committee meeting regarding those recommendations.

Towers Watson was engaged by the Committee from time to time to perform other compensation consulting services, which in fiscal 2015 included a review of non-employee director compensation. Effective as of January 6, 2016, Towers Watson merged with Willis Group Holdings and is now known as Willis Towers Watson.

Role of Management.    Management’s role is to provide current compensation information and information regarding executive officer duties and responsibilities to Towers Watson and provide analysis and recommendations on executive officer compensation to the Committee based on the comparison to market; the executive’s level of professional experience; the executive’s duties and responsibilities; individual performance; tenure; historic corporate and division performance; and internal pay comparisons. None of our executive officers, including our Chairman and CEO, provides input or recommendations with respect to his or her own compensation.

Use of Market Data.    Since one of the objectives of our executive compensation program is to provide market competitive compensation opportunities, during fiscal 2015 the Committee used market data provided by Towers Watson to help evaluate and make compensation decisions. Market data provided by Towers Watson for fiscal 2015 compensation was derived from the executive database within the Towers Watson Compensation Data Bank, which is a published compensation survey. There were 465 participating companies in the 2015 survey. The data in the compensation survey is size adjusted, using a regression analysis, for our revenue size. If regression data is not available, data is provided for a sub-set of companies with annual revenue between $1 billion and $3 billion (there were 142 participating companies in the 2015 survey in this revenue range). For executive officers with divisional responsibilities, the data is size adjusted for specific division revenue. We believe that the market for our executive officer talent is not limited to the manufacturing industry; therefore, we do not focus specifically on manufacturing companies within the database, nor do we identify a separate group of peer companies within the manufacturing industry. The market data provided by Towers Watson was in aggregate form and individual data for participating companies in the survey was not provided and, therefore, was not considered when determining executive officer compensation in total or for any individual element.

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Elements of Our Executive Compensation Program.    During fiscal 2015, our executive compensation program consisted of the following key elements: base salary, annual cash incentive, long-term incentives primarily in the form of stock options and performance share awards, health and welfare benefits, retirement plans and perquisites. The following table provides some of the key characteristics of and purpose for each element along with some key actions taken during fiscal 2015.

Element	Key Characteristics	Purpose	Key Fiscal 2015 Actions
Base Salary	A fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.	Provide a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	Our named executive officers received base salary increases effective as of November 1, 2014, the first day of fiscal 2015, ranging from 3.3% to 5.3% of their then current annual base salaries.
Annual Cash Incentive	A variable, short-term element of compensation that is payable in cash based on achievement of key pre-established annual corporate financial goals and for division participants, division financial goals.	Motivate and reward our executive officers for achievement of annual financial business goals intended to drive overall company and division performance.	Target awards as a percent of base salary for our named executive officers were established at 55% to 120% of fiscal year base salary earnings. We maintained the same corporate and division performance measures and weightings for our fiscal 2015 annual cash incentives as in fiscal 2014 since we believed such performance measures and weightings continued to be appropriate.
Long-Term Incentives	A variable, long-term element of compensation that is provided in the form of stock options and performance share awards. Stock options are time-based and vest ratably over three years and performance share awards are payable based on achievement of cumulative financial goals after three years and are paid out in shares of our common stock.

		Align the interests of our executive officers with our shareholders; encourage focus on long-term company financial performance measures that are deemed strategically and operationally important to our company; promote retention of our executive officers; and encourage significant ownership of our common stock.	Our named executive officers were granted stock options and performance share awards. We established corporate performance measures and weightings for all of our executive officers for our fiscal 2015 to fiscal 2017 performance period to strengthen alignment to overall corporate goals and performance. As a result, we eliminated division performance measures and goals for the fiscal 2015 to fiscal 2017 performance period.
	Occasionally, restricted stock awards or restricted stock units are granted to certain executive officers.	Attract new executive officers, reward promoted executive officers, or retain existing executive officers, especially during transition periods.	Messrs. Happe and Brown were granted restricted stock units on September 15, 2015. See additional details on page 44.
Health and Welfare Benefits	Includes medical and dental insurance; life, accidental death and dismemberment insurance; and disability insurance.	Provide competitive health and welfare benefits.	No significant changes were made.
Retirement Plans	Includes a defined contribution retirement plan and certain nonqualified retirement plans.	Provide an opportunity for employees to save and prepare financially for retirement.	No significant changes were made.
Perquisites	Includes a company-leased automobile, financial planning allowance, company products and executive physicals.	Assist in promoting the health and personal financial security of our executive officers; promote the personal use of our products by our executive officers; and promote the attraction and retention of our executive officers.	No significant changes were made.

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We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in fiscal 2015.

Base Salary.

General.    We review base salaries for our executive officers on an annual basis to ensure that they remain market competitive and reflect the scope and responsibility of their positions. Specifically, the base salaries for our executive officers are reviewed and discussed at the regular meeting of the Compensation & Human Resources Committee held in November or December of each year and base salary increases, if any, for our executive officers are approved at that meeting and are effective November 1, the first day of our fiscal year. Additionally, base salaries for executive officers are reviewed upon a change in an executive officer’s responsibilities or role within our Company.

Discussion and Analysis.    When we recommended fiscal 2015 base salaries for our named executive officers, the following factors were considered: current base salary, positioning relative to competitive market data, scope and complexity of the position, historical and current levels of individual performance and internal pay comparisons. Fiscal 2015 annual base salaries, fiscal 2015 annual base salary increases compared to fiscal 2014 and fiscal 2015 annual base salaries compared to the market 50th percentile are provided in the table below for our named executive officers:

Name	Fiscal 2015 Annual Base Salary	Fiscal 2015 Annual Base Salary Increase Compared to Fiscal 2014	Fiscal 2015 Annual Base Salary Compared to Market 50th Percentile
Mr. Hoffman	$960,000	3.8%	8% above
Ms. Peterson	$475,000	3.3%	At market
Mr. Happe	$395,000	5.3%	2% below
Mr. Brown	$390,000	4.0%	At market
Mr. Dordell	$397,500	3.5%	2% below

The base salaries for our named executive officers are at or close to the market 50th percentile. The base salary increase of 3.8% for Mr. Hoffman resulted in his base salary being slightly above the market 50th percentile, which the Committee believes is appropriate given Mr. Hoffman’s experience, performance and tenure in the role. In fiscal 2015, the base salary increases for all other named executive officers were intended to bring their respective annual base salaries to, or closer to, the market 50th percentile. The fiscal 2015 annual base salaries are set forth in the “Summary Compensation Table” on page 47 in the “Salary” column.

Annual Cash Incentives.

General.    To help ensure we meet our compensation program objective of linking pay to performance, we provide the opportunity for our executive officers to earn an annual cash incentive, which is designed to motivate attainment and reward accomplishment of annual financial business goals. This is done by establishing financial goals for our annual incentive plan that link closely to our annual financial plan.

At the beginning of each fiscal year, during its regular meeting held in November or December, the Compensation & Human Resources Committee approves a target award expressed as a percentage of base salary for each executive officer, including our named executive officers. Additionally, the Committee approves specific performance measures, weightings, goals and performance adjustment events, if any, at the corporate and division level, as applicable, for the new fiscal year. The performance measures are derived from a list of performance measures in our Amended and Restated 2010 Plan. For each performance measure, a threshold, target and maximum level of performance is defined, which have corresponding payout percentages. During the fiscal year, the Committee reviews progress against the established goals. Following the end of the fiscal year, at its regular meeting held in November or December, Management presents a summary of, and the Committee certifies, actual performance in comparison to the established corporate and division goals along with a corresponding payout percentage, which is expressed as a percent of target performance. Annual cash incentive awards are contingent upon and paid out to the executive officers in December following our earnings release for the recently completed fiscal year.

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Target Awards.    When determining the target award, as a percent of base salary, for each named executive officer, the Committee reviews the market 50th percentile for target total cash compensation (sum of base salary and target annual cash incentives) for the positions in which such executive officer serves. Our objective is that when we achieve target levels of performance, resulting total cash compensation paid to our executive officers is within a reasonable range of the market 50th percentile. Actual total cash compensation will generally exceed the market 50th percentile if actual performance exceeds established target annual financial business goals and will generally be less than the market 50th percentile if actual performance is below established target annual financial business goals. In addition to considering the market data, the Committee also considers experience, scope and complexity of the executive officer’s position, individual contributions and performance, as well as internal pay equity. Actual awards can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures) and the resulting competitiveness of total cash compensation will also vary accordingly.

In December 2014, the Committee approved the fiscal 2015 target awards shown below for our named executive officers. The change in the target award percentage, the fiscal 2015 target annual cash incentive award and resulting fiscal 2015 target total cash compensation (sum of fiscal 2015 annual base salary and fiscal 2015 target annual cash incentive award) and the comparison to the market 50th percentile are also provided.

Name	Fiscal 2015 Annual Base Salary	Fiscal 2015 Award at Target (% of base salary)	Fiscal 2015 Target Award Percentage Change	Fiscal 2015 Target Annual Cash Incentive Award	Fiscal 2015 Target Total Cash Compensation	Fiscal 2015 Target Total Cash Compensation Compared to Market 50th Percentile
Mr. Hoffman	$960,000	120%	+5%	$1,152,000	$2,112,000	14% above
Ms. Peterson	$475,000	70%	No change	$332,500	$807,500	At market
Mr. Happe	$395,000	60%	No change	$237,000	$632,000	8% below
Mr. Brown	$390,000	60%	No change	$234,000	$624,000	3% below
Mr. Dordell	$397,500	55%	No change	$218,625	$616,125	6% below

We believe that the fiscal 2015 target annual cash incentive awards reflect market competitive annual cash incentive opportunities and that the differentiation of target awards among our named executive officers is appropriate given the scope and responsibility of their respective positions. The change in the target award for Mr. Hoffman was intended to compensate him for his experience, performance and tenure in the role.

The target awards resulted in fiscal 2015 target total cash compensation being at or slightly below the market 50th percentile for our named executive officers, with the exception of Mr. Hoffman, whose fiscal 2015 target total cash compensation was above the market 50th percentile. Details regarding actual total cash compensation for fiscal 2015 can be found under “Annual Cash Incentives—Actual Cash Compensation Discussion and Analysis” on page 40.

Performance Measures, Weightings and Goals.    Each year, the Committee determines performance measures, weightings, goals and performance adjustment events, if any, for the annual cash incentive awards. We believe that in order to motivate our executive officers to achieve annual financial business goals, it is important to select performance measures designed to motivate our named executive officers to achieve our annual financial plan, as well as drive shareholder value. Key drivers in our annual financial plan for fiscal 2015 included revenue growth, profitability and asset efficiency. Accordingly, the corporate performance measures for fiscal 2015 were corporate revenue growth, diluted net EPS and corporate average net assets turns, and the division performance measures were division revenue growth, division controllable profit contribution, or CPC, and division working capital as a percent of sales.

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The Committee determined that the corporate and division measures and weightings that were in effect for fiscal 2014 were still appropriate and, therefore, did not change the corporate and division performance measures and weightings for fiscal 2015. The corporate and division performance measures and weightings for fiscal 2015, as approved by the Committee, were therefore as follows:

Corporate Performance Measures	Division Performance Measures
30% corporate revenue growth	50% division revenue growth
50% diluted net EPS	40% division CPC
20% corporate average net assets turns	10% division working capital as a percent of sales

Our executive officers with all corporate responsibilities had 100% of their annual cash incentive tied to corporate performance. Our executive officers with divisional responsibility generally had 50% of their annual cash incentive tied to division performance and the remaining portion tied to corporate performance.

For fiscal 2015, threshold, target and maximum goals were established for each corporate and division performance measure. Target levels of performance were established based on our annual financial business plan, which takes into account our prior fiscal year financial business results, our competitive situation and the general outlook for our business during the current fiscal year. Additionally, the following thresholds affect whether or not a corporate and/or division payout is made:

•	The diluted net EPS threshold goal, which was set at 80% of plan, must have been met in order for there to be any payout for corporate participants and any corporate portion of the payout for division participants; and

•	For division participants to receive a division payout for the respective individual divisions over which they have responsibility, CPC for the respective division must have been at least 80% of the plan established for that division, or the threshold level of performance.

As provided for and in accordance with our Amended and Restated 2010 Plan, the Committee also established specific adjustment events for determining corporate performance payouts and division performance payouts under the fiscal 2015 annual cash incentive awards. With respect to corporate adjustment events, the impact of an acquisition on the fiscal 2015 annual cash incentive award payouts was determined by the size of the acquisition based on projected annual revenue for the first twelve months following the closing of an acquisition, as follows:

•	The impact of any acquisition greater than $10 million was to be excluded from the payout calculation, unless such acquisition was included in the fiscal 2015 goals; and

•	The impact of any acquisition less than $10 million was to be included in the payout calculation.

Additionally, any externally driven changes in accounting principles and standards were to be excluded if the cumulative net impact on the payout of all such accounting adjustments affected the award payout by more than 2%. With respect to division adjustment events, the impact of any acquisition was excluded from the payout calculation and the impact of any currency fluctuations from assumed foreign currency exchange rate plan levels was excluded from the payout calculation.

Corporate Performance Measures and Goals.    The table below summarizes the fiscal 2015 corporate performance measures and goals applicable to our named executive officers. The BOSS acquisition met the $10 million threshold for an adjustment event; however, the BOSS acquisition was included in the fiscal 2015 goals and, therefore, was included in the payout calculation. In fiscal 2015, there were no corporate adjustment events. For our named executive officers with divisional responsibility, 50% of their annual cash incentive award was based on the achievement of the corporate goals listed in the table below. The remaining 50% was based on the achievement of division goals, which are discussed later in this section.

Corporate: Fiscal 2015 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
30% corporate revenue growth	8.1%	10.1% – 11.1%	14.1%	10.0% (between threshold and target)
50% diluted net EPS	$2.69	$3.36	$4.03	$3.55 (between target and maximum)
20% corporate average net assets turns	1.81569	2.13610	2.45652	2.12180 (between threshold and target)
Corporate performance payout				113.37% of target

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Corporate Performance Discussion and Analysis.    When applying the weightings of the performance measures to actual results, the resulting corporate performance payout for fiscal 2015 was 113.37% of target. Since Mr. Hoffman, Ms. Peterson and Mr. Dordell had 100% of their annual cash incentive awards tied to corporate performance, their annual cash incentive award payouts were at 113.37% of target. Applying their individual target awards as a percent of base salary, this translated to payouts of approximately 136%, 79% and 62% of fiscal year base salary earnings for Mr. Hoffman, Ms. Peterson and Mr. Dordell, respectively.

Division Performance Measures and Goals.    In addition to corporate performance, our executives with division responsibility had 50% of their annual cash incentive award based on actual division performance against division performance goals established for the individual divisions over which they have responsibility. As a result, in fiscal 2015, Messrs. Happe and Brown had 50% of their annual cash incentive award tied to division performance.

The division performance measures for fiscal 2015 included division revenue growth, division CPC and division working capital as a percent of sales. Threshold, target and maximum goals were established for each of these performance measures for each division at the beginning of the fiscal year. The specific performances for each of the revenue growth, CPC and working capital as a percent of sales for each division are maintained as proprietary and confidential. The Committee believes that disclosure of these specific performance goals would represent competitive harm to us as division goals and results are not publicly disclosed and are competitively sensitive.

Reflected below are the payout percentages associated with various levels of performance.

Level of Performance	Payout %
Threshold	40% of target
Target	100%
Maximum	200% of target

For each performance measure, the target goal reflects the annual financial business plan goal set for each respective division. Based on historical performance, the Committee believes the attainment of the target performance level, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the Committee believes the threshold goals are likely to be achieved. The threshold goal for CPC represented 80% of the plan set for each respective division. Threshold goals for revenue growth and working capital as a percent of sales represented the minimum level of performance that the Committee determined would be appropriate in order to receive a payout. Maximum goals represented the level of performance at which payouts are 200% of the target award. Even if actual results exceed the maximum goals, the payouts are capped at 200% of the target award. The maximum goal for CPC represents 120% of the plan set for each respective division. Maximum goals for revenue growth and working capital as a percent of sales represent levels of performance at which the Committee determines a payout of 200% of target would be appropriate. The Committee believes that the maximum goals established for each division performance measure are more aggressive goals.

Discussion and Analysis of Division Performance Applicable to Mr. Happe.    The annual cash incentive for Mr. Happe was based 50% on corporate performance and 50% on division performance. The division performance was based on the divisions over which Mr. Happe had responsibility during fiscal 2015. Division performance for Mr. Happe was weighted to generally reflect the difference between the size and profitability of these divisions, as well as the time that Mr. Happe devoted to these divisions.

The table below reflects how the Residential, Exmark, Landscape Contractor Equipment and Sitework Systems divisions performed against the three performance measures.

Performance Measure	Residential	Exmark	Landscape Contractor Equipment	Sitework Systems
Division revenue growth	Above Maximum	Between Target and Maximum	Below Threshold	Between Threshold and Target
Division CPC	Between Target and Maximum	Between Target and Maximum	Between Threshold and Target	Between Threshold and Target
Division working capital as a percent of sales	Between Threshold and Target	Between Target and Maximum	Below Threshold	Below Threshold

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When applying the weightings assigned to each division to the division payout percentages, the resulting division payout percent and overall payout percent for Mr. Happe is reflected below. These resulted in a payout to Mr. Happe of just under 74% of his fiscal 2015 base salary earnings.

Weighted division payout for Mr. Happe (50% weighting)	132.43% of target
Corporate payout (50% weighting)	113.37% of target
Overall payout to Mr. Happe	122.90% of target

Discussion and Analysis of Division Performance Applicable to Mr. Brown.     The annual cash incentive for Mr. Brown was based 50% on corporate performance and 50% on division performance. The division performance was based on the divisions over which Mr. Brown had responsibility during fiscal 2015. Division performance for Mr. Brown was weighted to generally reflect the difference between the size and profitability of these divisions, as well as the time that Mr. Brown devoted to these divisions.

The table below reflects how the Commercial, Irrigation and BOSS divisions performed against the three performance measures.

Performance Measure	Commercial	Irrigation	BOSS
Division revenue growth	Below Threshold	Below Threshold	Above Maximum
Division CPC	Between Threshold and Target	Between Threshold and Target	Above Maximum
Division working capital as a percent of sales	Below Threshold	Between Threshold and Target	Above Maximum

When applying the weightings assigned to each division to the division payout percentages, the resulting division payout percent and overall payout percent for Mr. Brown is reflected below. These resulted in a payout to Mr. Brown of just over 52% of his fiscal 2015 base salary earnings.

Weighted division payout for Mr. Brown (50% weighting)	61.48% of target
Corporate payout (50% weighting)	113.37% of target
Overall payout to Mr. Brown	87.43% of target

Actual Cash Compensation Discussion and Analysis.    Fiscal 2015 actual total cash compensation and its position relative to the market 50th percentile is reflected in the table below. The corporate performance payout of the annual cash incentive award of 113.37% of target resulted in actual total cash compensation being above the market 50th percentile for Mr. Hoffman and Ms. Peterson and slightly below the market 50th percentile for Mr. Dordell. The overall payout of 122.90% of target for Mr. Happe resulted in actual total cash compensation being at market 50th percentile. The overall payout of 87.43% of target for Mr. Brown resulted in actual total cash compensation being slightly below the market 50th percentile.

Name	Fiscal 2015 Base Salary Earnings	Fiscal 2015 Actual Total Annual Cash Incentive Award Payout	Fiscal 2015 Actual Total Cash Compensation	Fiscal 2015 Actual Total Cash Compensation Compared to Market 50th Percentile
Mr. Hoffman	$960,000	$1,305,981	$2,265,981	23% above
Ms. Peterson	$475,000	$376,943	$851,943	6% above
Mr. Happe	$395,000	$291,263	$686,263	At market
Mr. Brown	$390,000	$204,571	$594,571	7% below
Mr. Dordell	$397,500	$247,847	$645,347	1% below

Long-Term Incentives.

General.    We believe that our use of long-term incentives tied to our common stock, along with our stock ownership guidelines, help align the interests of our executive officers with the interest of our shareholders. Therefore, we provide the opportunity for our executive officers to earn market competitive long-term incentives in the form of both stock options and performance share awards that are granted annually. With respect to annual grants of long-term incentive awards, in addition to considering market data, we also consider for each executive officer the scope and complexity of the position, tenure, internal pay comparisons, individual performance and historical targeted grant levels.

Generally, one-half of the long-term incentive value is delivered in the form of stock options and one-half of the long-term incentive value is delivered in the form of performance share awards. We believe

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this mix of equity strikes the appropriate balance between rewarding increases in the market value of our common stock and the achievement of company specific performance measures. Actual value realized from our long-term incentive awards may exceed or be less than the market 50th percentile based on actual performance against established three-year cumulative financial business goals for performance share awards and the price of our common stock for stock options. In addition to stock options and performance share awards, we also occasionally use awards of restricted stock or restricted stock units in connection with the hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes.

Stock Options.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee approves the annual grant of stock options to our executive officers. If we deliver strong shareholder returns, our stock price presumably will increase, thereby increasing the value of the stock options and resulting total compensation. If shareholder value is not delivered and our stock price does not increase, the options will have no value. Annual stock options are generally granted on the date of the Committee’s meeting or, if held before the issuance of our earnings release announcing prior fiscal year results, on the second business day following the issuance of the earnings release, with the day of such earnings release being the first day, and have a per share exercise price equal to the closing price of our common stock, as reported on the NYSE, on the date of grant.

To determine the number of options to award to our executive officers, we start with a total target value of stock options and divide that value by the expected value of an option to purchase a share of our common stock, using a Black-Scholes option pricing method. The calculation of the expected value is based on the average closing price of our common stock, as reported on the NYSE, over the last three months of the prior fiscal year. The three-month average allows for smoothing of any volatility that may be associated with a particular date’s stock price.

Stock options granted to our executive officers, including our named executive officers, vest ratably in three equal installments on each of the first, second and third year anniversaries of the date of grant and are exercisable for a period of ten years following the date of grant. The three-year vesting schedule is consistent with the three-year performance period for our performance share awards. We believe the three-year period for both stock options and performance share awards provides retention value and focuses our executive officers on attainment of longer-term performance. The Compensation & Human Resources Committee periodically reviews option vesting schedules and terms.

Performance Share Awards.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee approves the annual grant of performance share awards to our executive officers, including our named executive officers. Performance share awards are paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved. The performance goals are derived from performance measures contained in our Amended and Restated 2010 Plan.

To determine the number of target performance share awards to be granted to our executive officers, we start with a total target value of performance share awards to be delivered. That value is divided by an expected value per share to determine the number of performance share awards to grant at target. The expected value per share is equal to the average closing price of our common stock, as reported on the NYSE, over the last three months of the prior fiscal year.

At the beginning of the first fiscal year in the three-year period, the Compensation & Human Resources Committee establishes performance measures, weightings, goals and performance adjustment events, if any, for the entire three-year performance period, as well as thresholds and maximums. Similar to the process used for establishing performance goals for annual cash incentive awards, our prior fiscal year financial business results, our competitive situation and the general state of our business, including any anticipated business opportunities, are considered by the Committee when establishing performance goals for the three-year performance period. During the fiscal year, the Committee reviews progress against the performance goals for performance share awards for all outstanding performance periods. At the end of the three-year performance period, at the Committee’s regular meeting in November or December, Management presents a summary of, and the Committee certifies, performance against the performance goals, and a corresponding payout, which is expressed as a percent of target. Shares of our common stock are paid out to the executive officers in December and are contingent on our earnings release for the recently completed fiscal year. Actual payouts for performance share awards can range from 0% (if the

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threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met).

Restricted Stock Awards and Restricted Stock Unit Awards.    Occasionally, the Committee will approve awards of restricted stock or restricted stock units for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting may be either performance-based or time-based. Performance-based awards are derived from one or more of the performance measures described in our Amended and Restated 2010 Plan. Under our Amended and Restated 2010 Plan, restricted stock and restricted stock units with time-based vesting can vest no more rapidly than ratably over three years.

Fiscal 2015 Grants.    The number of stock options granted to our named executive officers for fiscal 2015 can be found in the “Grants of Plan-Based Awards for Fiscal 2015” table on page 50. The per share exercise price of the options is $62.75, which is equal to the closing price of our common stock, as reported on the NYSE, on the date of grant, which for fiscal 2015 was December 5, 2014. The grant date fair value of those awards can be found in the “Summary Compensation Table” on page 47 in the “Option Awards” column and in the “Grants of Plan-Based Awards for Fiscal 2015” table on page 50 in the “Grant Date Fair Value of Stock and Option Awards” column.

On December 2, 2014, the Committee granted performance share awards for the fiscal 2015 through fiscal 2017 performance period. The number of performance shares at threshold, target and maximum levels of performance granted to our named executive officers for the fiscal 2015 through fiscal 2017 performance period can be found in the “Grants of Plan-Based Awards for Fiscal 2015” table on page 50 in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns. The grant date fair value of those awards at target can be found in the “Grants of Plan-Based Awards for Fiscal 2015” table on page 50 in the “Grant Date Fair Value of Stock and Option Awards” column.

Performance Measures for the Performance Period Beginning in Fiscal 2015.    For the fiscal 2015 to fiscal 2017 performance share awards, the following corporate performance measures and weightings were established for all of our executive officers:

•	50% cumulative corporate net income plus after-tax interest;

•	30% cumulative corporate revenue; and

•	20% cumulative corporate average net assets turns.

The specific performance goals for the three-year award period are maintained by us as proprietary and confidential. The Committee believes that disclosure of these specific performance goals would represent competitive harm to us as such cumulative corporate goals and results are not publicly disclosed and are competitively sensitive. For grants of performance shares for prior performance periods, division performance measures, goals and weightings were established for executive officers with division responsibility. To strengthen alignment to overall corporate performance, the Committee decided to eliminate the division performance measures, goals and weightings for the fiscal 2015 to fiscal 2017 performance share awards and establish corporate performance measures, goals and weightings for all of our executive officers.

For each performance measure, the target goal reflects the cumulative three-year financial plan goal set at the corporate level. Based on historical performance, the Committee believes the attainment of the target performance level, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the Committee believes the threshold goals are likely to be achieved. Maximum goals represent the level of performance at which payouts are 200% of the target award. Even if actual results exceed the maximum goals, the payouts are capped at 200% of the target award. The maximum goals represent levels of performance at which the Committee determined a payout of 200% of target would be appropriate. The Committee believes that the maximum goals established for each performance measure are more aggressive goals.

In addition to approving performance measures, goals and weightings, the Committee also established, in accordance with our Amended and Restated 2010 Plan, specific corporate adjustment events for determining payouts under the fiscal 2015 to fiscal 2017 performance share awards. The impact of acquisitions on the evaluation of performance will be determined based on the size of the acquisition as

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determined by projected annual revenue for the first twelve months after the closing of an acquisition as follows:

•	The entire impact of any acquisition greater than $50 million will be excluded from the payout calculation for the entire performance period unless the acquisition was built into the annual financial plan and cumulative goals;

•	All impacts for acquisitions less than $10 million will be included in the payout calculation for the entire performance period; and

•	For acquisitions between $10 million and $50 million:

−	the impact will be excluded from the payout calculation if the transaction closes during the third year of the three-year term; and

−	if the transaction closes in the first or second year of the performance period, the impact will be included in the payout calculation with the exception of any transaction costs incurred.

Additionally, any externally driven changes in accounting principles and standards will be excluded from the evaluation of performance if the cumulative net impact on the payout of all such accounting adjustments affects the award payout by more than 2%.

Performance Measures for the Performance Period Ending in Fiscal 2015.    The performance share awards that were granted in fiscal 2012 for the fiscal 2013 to fiscal 2015 performance period were paid out upon the completion of fiscal 2015. A summary of the performance shares awarded to our named executive officers for the fiscal 2013 to fiscal 2015 performance period, and the value realized on vesting for those awards, can be found in the “Option Exercises and Stock Vested for Fiscal 2015” table on page 53 in the “Number of Shares Acquired on Vesting” and “Value Realized on Vesting” columns, respectively.

The table below outlines the corporate performance measures and weightings, as well as threshold, target and maximum goals, along with actual levels of performance, for the fiscal 2013 to fiscal 2015 performance share awards.

Fiscal 2013 to Fiscal 2015 Performance Measure	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)	$391,054	$488,817	$553,991	$546,566 (between target and maximum)
30% cumulative corporate revenue (in thousands)	$6,150,541	$6,545,164	$6,909,595	$6,476,481 (between threshold and target)
20% cumulative corporate average net assets turns	7.88947	9.28173	10.67399	8.67278 (between threshold and target)
Corporate performance payout				135.92% of target

Corporate Performance Discussion and Analysis.    When applying the actual performance against the weightings of the performance measures, the fiscal 2013 to fiscal 2015 corporate payout was 135.92% of target. As a result, Messrs. Hoffman and Dordell and Ms. Peterson received a performance share payout that was 135.92% of target. Based on the adjustment events approved by the Compensation & Human Resources Committee in fiscal 2013, the actual results and corresponding payout were adjusted for our acquisition of BOSS which occurred during fiscal 2015.

Discussion and Analysis of Division Performance Applicable to Mr. Happe.    The fiscal 2013 to fiscal 2015 performance share award for Mr. Happe was based 75% on corporate performance and 25% on division performance. The division performance was based on the divisions over which Mr. Happe had responsibility at the time the award was granted in fiscal 2013. Division performance for Mr. Happe was weighted to generally reflect the difference between the size and profitability of these divisions, as well as the time that Mr. Happe devoted to these divisions.

The table below reflects the division performance measures and applicable weightings for the fiscal 2013 to fiscal 2015 performance share awards granted to Mr. Happe, as well as how the Residential, Exmark, Landscape Contractor Equipment and Sitework Systems divisions performed against the two performance measures.

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Performance Measure	Residential	Exmark	Landscape Contractor Equipment	Sitework Systems
60% cumulative division CPC	Between Target and Maximum	Above Maximum	Between Target and Maximum	Below Threshold
40% cumulative division revenue	Above Maximum	Above Maximum	Above Maximum	Below Threshold

When applying the weightings assigned to each division to the division payout percentages, the resulting division payout percent and overall payout percent for Mr. Happe is reflected below.

Weighted division payout for Mr. Happe (25% weighting)	169.26% of target
Corporate payout (75% weighting)	135.92% of target
Overall payout to Mr. Happe	144.26% of target

Discussion and Analysis of Division Performance Applicable to Mr. Brown.    The fiscal 2013 to fiscal 2015 performance share award for Mr. Brown was based 75% on corporate performance and 25% on division performance. The division performance was based on the divisions over which Mr. Brown had responsibility at the time the award was granted in fiscal 2013. Division performance for Mr. Brown was weighted to generally reflect the difference between the size and profitability of these divisions, as well as the time that Mr. Brown devoted to these divisions.

The table below reflects the division performance measures and applicable weightings for the fiscal 2013 to fiscal 2015 performance share awards granted to Mr. Brown, as well as how the Commercial and International divisions performed against the two performance measures.

Performance Measure	Commercial	International
60% cumulative division CPC	Between Threshold and Target	Between Target and Maximum
40% cumulative division revenue	Between Threshold and Target	Between Threshold and Target

When applying the weightings assigned to each division to the division payout percentages, the resulting division payout percent and overall payout percent for Mr. Brown is reflected below.

Weighted division payout for Mr. Brown (25% weighting)	109.48% of target
Corporate payout (75% weighting)	135.92% of target
Overall payout to Mr. Brown	129.31% of target

Restricted Stock Unit Grants.    Richard M. Olson was promoted to the position of President and COO on September 1, 2015. After Mr. Olson’s promotion we made a grant of restricted stock units to each of Messrs. Happe and Brown on September 15, 2015 to enhance retention. These restricted stock units vest and become payable in the form of shares of our common stock on September 15, 2018 if Messrs. Happe and Brown are employed with us on such date. The number of restricted stock units granted was determined based on the Committee’s subjective belief of the amounts that would encourage the retention of such officers. As the restricted stock units were granted pursuant to our Amended and Restated 2010 Plan, the terms of these awards are the same as other restricted stock unit grants made under the Amended and Restated 2010 Plan. The number and grant date fair value of the restricted stock units can be found in the “Grants of Plan-Based Awards for Fiscal 2015” table on page 50 in the “All Other Stock Awards: Number of Shares of Stock or Units” column and the “Grant Date Fair Value of Stock and Option Awards” column, respectively. As a result of Mr. Happe’s resignation as an officer and employee of Toro, which was effective as of January 1, 2016, all of the restricted stock units that were granted to him on September 15, 2015 were forfeited.

Target Total Direct Compensation.    As described previously, when analyzing compensation, we look at base salary, target total cash compensation and target total direct compensation in comparison to the market 50th percentile when establishing new base salary levels, target annual cash incentive awards and long-term incentive awards. Actual value realized from long-term incentives is dependent on stock price at the time of exercise for stock option grants and actual payout of performance share awards at the end of the three-year term, which is dependent on actual cumulative performance against established performance goals. Therefore, it is difficult to assess actual total direct compensation on an annual basis in comparison

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to the market since the market data may have changed significantly when actual long-term incentive results are fully realized. We believe it is important to continue to review target total direct compensation when establishing long-term incentive grants. The fiscal 2015 target total direct compensation, which is the sum of actual base salary, target annual cash incentive and target value of equity awards, for each named executive officer is compared to the market 50th percentile in the table below.

Name	Fiscal 2015 Target Total Direct Compensation	Comparison to Market 50th Percentile
Mr. Hoffman	$4,762,000	8% above
Ms. Peterson	$1,522,500	At Market
Mr. Happe	$1,117,000	5% below
Mr. Brown	$1,049,000	1% above
Mr. Dordell	$1,066,125	6% below

Health, Welfare and Retirement Benefits and All Other Compensation.

Health and Welfare Benefits.    We believe that providing competitive health and welfare benefits at a reasonable cost is an important part of any employee’s compensation package and promotes employee health. Our executive officers participate in the same health and welfare benefits as our full-time office salaried employees. These health and welfare benefits for fiscal 2015 included medical and dental insurance; life, accidental death and dismemberment insurance; and disability insurance. These benefits, including plan design and cost, are analyzed annually.

Retirement Benefits.    We believe that it is important to allow our employees, including our executive officers, the opportunity to save for retirement through our IS&ESOP, which is our defined contribution plan. This is the plan in which the majority of our U.S.-based employees participate. This plan includes a 401(k) plan with a company match and two other annual discretionary company contributions, an investment savings contribution and an ESOP contribution. Company contributions for fiscal 2015 to our defined contribution plan on behalf of our named executive officers can be found under “All Other Compensation for Fiscal 2015” beginning on page 48.

Our named executive officers’ compensation exceeds the IRS compensation limit; therefore, they are limited in terms of what they can contribute and what we can match in our qualified defined contribution plan. To help ensure our executive officers’ ability to provide financial security and save for retirement, we maintain three nonqualified deferred compensation plans, which include: The Toro Company Deferred Compensation Plan, or Deferred Plan, the Deferred Plan for Officers and The Toro Company Supplemental Benefit Plan, or Supplemental Benefit Plan. These plans, which are unsecured and unfunded, are described under “Nonqualified Deferred Compensation for Fiscal 2015” beginning on page 54.

Perquisites.    The perquisites, as well as the value of such perquisites, provided during fiscal 2015 to our named executive officers are described in greater detail in “All Other Compensation for Fiscal 2015” beginning on page 48. We believe these perquisites are an important part of our overall compensation package and help us attract, retain and reward top executive talent. Specifically, we believe that these perquisites assist in promoting the financial security and health of our executive officers and encourage the use and promotion of our products.

Charitable Giving.    We support charitable organizations for our employees, including our named executive officers, through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and his/her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.

Nonqualified Deferred Compensation Plans.    As mentioned previously, we maintain three nonqualified deferred compensation plans in which our named executive officers are eligible to participate. Greater detail on these plans is provided under “Nonqualified Deferred Compensation for Fiscal 2015” beginning on page 54.

Employment, Severance and Change in Control Arrangements.    Our named executive officers do not have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provisions in our equity plans. Accordingly, our named executive officers do not have the right to cash severance or additional benefits in connection with a

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termination of employment except in connection with a change in control of our Company as described under “Change in Control” beginning on page 59. Each named executive officer is a party to our standard confidentiality, invention and non-compete agreement.

We believe that our CIC policy and other change in control arrangements are important because they provide retention incentives and additional monetary motivation to complete a transaction that the Board believes is in the best interests of our Company and our shareholders. We believe that it is in the best interests of our Company and our shareholders to assure that we will have the continued dedication of our executives, notwithstanding the possibility, threat or occurrence of a change in control. We also believe it is imperative to diminish any distraction of our executives by virtue of the personal uncertainties and risks, including personal financial risks, created by a pending or threatened change in control of the Company.

Our CIC policy incorporates a “double trigger” mechanism and provides for a severance payment for an executive officer if within three years after a change in control an executive officer’s employment is terminated by us without just cause or the executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. Our CIC policy does not provide a “gross-up” for 280G excise taxes and, as a condition to the payment of any severance payment, the executive officer must execute a release of claims against us.

In addition to our CIC policy, we also have change in control provisions in our Amended and Restated 2010 Plan and prior equity plans and individual award agreements that apply to our executives, including our named executive officers, as well as other employees, that provide for immediate vesting acceleration upon a change in control. More information regarding these provisions is also provided under “Change in Control” beginning on page 59. Because the immediate vesting of stock options, restricted stock, restricted stock units and certain other awards is triggered by the change in control itself, and is not dependent upon a termination of employment within a certain protection period, these acceleration provisions are known as a “single trigger” change in control arrangements. We believe these “single trigger” change in control arrangements for equity awards granted provide important retention incentives during what can often be an uncertain time for employees and provide executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our shareholders rather than seeking new employment opportunities. If an executive were to leave prior to the completion of the change in control, non-vested options or other awards held by the executive would terminate.

The Compensation & Human Resources Committee reviews our change of control arrangements periodically to ensure that they remain appropriate.

Stock Ownership Guidelines.    We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our executive officers with those of our shareholders. Our stock ownership guidelines are described in more detail in “Stock Ownership Guidelines” on page 8. As of October 31, 2015, each of our named executive officers required to meet the stock ownership guidelines had met such guideline.

Hedging and Pledging.    Our insider trading policy prohibits officers and directors from purchasing Toro securities on margin, borrowing against any account in which Toro securities are held, or pledging Toro securities as collateral for a loan. In addition, our insider trading policy prohibits employees (including executive officers) and directors from purchasing any financial instruments (including, without limitation, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Toro securities.

Tax Deductibility of Compensation.    In designing our executive compensation program, we consider the deductibility of executive compensation under Code Section 162(m), which provides that we may not deduct more than $1 million paid to certain executive officers, other than “performance-based” compensation meeting certain requirements. Our compensation plans and the annual cash incentive award payouts, stock option grants and performance share award payouts made under these plans have been designed with the intention of satisfying the requirements for “performance-based” compensation as defined in Code Section 162(m). While we design these plans to operate in a manner intended to qualify as “performance-based” under Code Section 162(m), the Committee may administer the plans in a manner that does not satisfy the requirements of Code Section 162(m) in order to achieve a result that the Committee determines to be appropriate. All performance-based compensation awarded to, earned by or

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paid to our named executive officers in fiscal 2015 was intended to be deductible under Code Section 162(m). The restricted stock units granted to Messrs. Happe and Brown were not designed to be performance-based compensation under Code Section 162(m).

Assessment of Risk Related to Compensation Programs

We determined that our compensation policies, practices and programs and related compensation governance structure work together to minimize exposure to excessive risk while appropriately pursuing growth strategies that emphasize shareholder value creation. In reaching such determination, we noted that (i) base salaries for all employees are targeted within a competitive range of the market 50th percentile, are not subject to performance risk and, for non-executive employees, constitute the largest part of their total compensation; (ii) incentive or variable compensation awarded to our executive officers, which constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation, and utilizes performance measures and goals that are drivers of long-term success for our Company and our shareholders; and (iii) caps on performance-based awards are used.

Summary Compensation Table

The following table summarizes compensation for each of the last three fiscal years awarded to, earned by or paid to our Chairman and CEO; Vice President, Treasurer and CFO, and each of the other three most highly compensated executive officers. We collectively refer to the executive officers listed as our “named executive officers.” The “Compensation Discussion and Analysis” beginning on page 31 provides additional information about compensation paid to our named executive officers. Amounts in this Summary Compensation Table are not reduced to reflect elections, if any, by the named executive officers to defer receipt of base salary, annual cash incentive award payouts or performance share award payouts. Elections to defer these forms of compensation are described in more detail under “Nonqualified Deferred Compensation for Fiscal 2015” beginning on page 54. Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Michael J. Hoffman,	2015	$960,000	$0	$1,451,528	$1,255,936	$1,305,981	$228,543	$5,201,988
Chairman and CEO	2014	$925,000	$0	$1,402,427	$1,408,863	$1,252,034	$231,890	$5,220,214
	2013	$900,000	$0	$1,236,564	$1,254,834	$1,189,980	$208,413	$4,789,791
Renee J. Peterson,	2015	$475,000	$0	$394,080	$338,960	$376,943	$103,435	$1,688,418
VP, Treasurer and	2014	$460,000	$0	$361,140	$362,974	$378,994	$100,012	$1,663,120
CFO	2013	$445,000	$0	$332,274	$335,142	$347,679	$106,626	$1,566,721
Michael J. Happe,	2015	$395,000	$0	$979,720	$230,136	$291,263	$92,064	$1,988,183
Former Group VP,	2014	$375,000	$0	$252,798	$254,456	$309,212	$66,924	$1,258,390
Residential and Contractor Businesses(6)	2013	$355,000	$0	$214,506	$218,232	$209,625	$62,751	$1,060,114
William E. Brown, Jr.,	2015	$390,000	$0	$516,680	$201,592	$204,571	$84,943	$1,397,786
Group VP, Commercial	2014	$375,000	$0	$222,703	$224,520	$218,081	$69,369	$1,109,673
and Irrigation Businesses	2013	$355,000	$0	$214,506	$218,232	$232,992	$66,278	$1,087,008
Timothy P. Dordell,	2015	$397,500	$0	$249,584	$212,296	$247,847	$103,600	$1,210,827
VP, Secretary and	2014	$384,000	$0	$222,703	$224,520	$248,582	$87,379	$1,167,184
General Counsel	2013	$371,000	$0	$197,682	$201,345	$222,971	$85,404	$1,078,402

(1)	We generally do not pay discretionary bonuses or bonuses that are subjectively determined; we did not pay any such bonuses to any of our named executive officers in any of the last three most recently completed fiscal years. Annual cash incentive award payouts based on performance against pre-established financial performance goals are reported in the “Non-Equity Incentive Plan Compensation” column.

(2)	Amounts reported for fiscal 2015 for our named executive officers represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of performance share awards granted for the fiscal 2015 to fiscal 2017 three-year performance period assuming target levels of performance. In addition, amounts for Messrs. Happe and Brown include the grant date fair value of restricted stock units granted to them on September 15, 2015 for retention purposes. Amounts reported for each named executive officer and each award for fiscal 2015 are set forth in the “Grants of Plan-Based Awards for Fiscal 2015”

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table on page 50 in the “Grant Date Fair Value of Stock and Option Awards” column. Provided below is the fiscal 2015 grant date fair value of performance share awards for the fiscal 2015 to fiscal 2017 performance period assuming maximum levels of performance. The maximum value is calculated using the number of shares reflected in the “Maximum” column of the “Estimated Future Payouts Under Equity Incentive Plan Awards” section of the “Grants of Plan-Based Awards for Fiscal 2015” table on page 50 and the closing price of our common stock, as reported by the NYSE, on December 2, 2014, the grant date, of $65.68.

Name	Grant Date Fair Value at Maximum Levels of Performance
Mr. Hoffman	$2,903,056
Ms. Peterson	$788,160
Mr. Happe	$525,440
Mr. Brown	$459,760
Mr. Dordell	$499,168

(3)	Amounts reported represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of option awards granted each fiscal year. Summarized in the table below are the specific assumptions used in the valuation of the option awards previously granted.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Per Share Black-Scholes Value
12/05/2014	1.57%	6.2 years	31.12%	1.28%	$17.84
12/06/2013	1.93%	6.0 years	34.28%	1.25%	$18.71
12/01/2012	0.87%	6.0 years	35.19%	1.07%	$12.99

(4)	Amounts reported represent annual cash incentive awards earned for each fiscal year, but paid during the following fiscal year or deferred. Annual cash incentive awards are calculated and paid based on performance against financial performance goals that are established and communicated at the beginning of each fiscal year. Additional detail regarding our annual cash incentives is set forth in the “Annual Cash Incentives—Actual Cash Compensation Discussion and Analysis” on page 40.

(5)	Amounts for fiscal 2015 are set forth below under “All Other Compensation for Fiscal 2015”.

(6)	Mr. Happe resigned as an officer and employee of Toro, which was effective as of January 1, 2016.

All Other Compensation for Fiscal 2015

All other compensation for fiscal 2015 includes the value of Company contributions to our retirement plan(s), the value of modest perquisites provided and the matching portion by the Company for charitable donations by our named executive officers, all of which are described below.

Element	Description
Retirement Benefits	Under our IS&ESOP, we currently match $0.50 for each employee dollar contribution, up to an employee maximum of 4%, although we retain the discretion to amend the match. Employees are eligible to contribute to the plan and receive company matching contributions after 30 days of service. Additionally, there may be an annual Company discretionary investment savings and ESOP contribution. Employees are eligible for this contribution after 30 days of service. For certain employees whose compensation exceeds the IRS limit, we also provide a contribution into our nonqualified deferred compensation plans, the Supplemental Benefit Plan or the Deferred Plan, as applicable. Our nonqualified deferred compensation plans are described under “Nonqualified Deferred Compensation for Fiscal 2015” beginning on page 54.
Perquisites	We provide our executive officers, including our named executive officers, with the following modest perquisites:
• Company-leased automobile—We pay all costs associated with leasing, operating, maintaining and insuring a company-leased automobile up to certain thresholds. Our executive officers are generally eligible for a new vehicle after 30 months and may choose to purchase the existing vehicle at book value plus payment of any miscellaneous expenses charged by our leasing company.

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Element	Description
Perquisites (continued)	•	Financial planning—We encourage our executive officers to receive professional advice regarding their financial, tax and estate planning needs. Therefore, we pay up to a maximum defined amount for our Chairman and CEO and each other named executive officer to cover tax planning, tax return preparation, financial counseling and estate planning. Every three years, we will pay up to an additional 50% of the annual allowance. Annual allowance ranges from $5,000 for certain executives to $15,000 for our Chairman and CEO.
	•	Annual executive physical—To help ensure the health of our executive officers, we generally pay up to $2,000 for approved physical exam expenses not covered by the executive officer’s health insurance.
	•	Company products—To enable our executive officers the opportunity to become more familiar with our products and use those products on a regular basis, we provide certain Company products and related parts and accessories for personal use at no cost; provided, however, that executive officers are responsible for applicable taxes attributable to the value of such products. The value of a product, part or accessory is generally deemed to be our distributor net price or its equivalent, which is also the price at which products are available to employees for purchase.
Charitable Giving	We support charitable organizations for our employees, including our named executive officers, through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and/or his or her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.

 Specific amounts included in the fiscal 2015 “All Other Compensation” column of the “Summary Compensation Table” are in the table below.

Name	IS&ESOP Contributions (1)	Nonqualified Plan Contributions(2)	Automobile(3)	Financial Planning(4)	Executive Physical(5)	Company Products(6)	Charitable Giving(7)	Total
Mr. Hoffman	$23,599	$169,331	$24,411	$7,300	$651	$251	$3,000	$228,543
Ms. Peterson	$23,599	$49,931	$19,161	$7,225	$519	$0	$3,000	$103,435
Mr. Happe	$23,599	$36,487	$20,818	$4,600	$0	$3,560	$3,000	$92,064
Mr. Brown	$18,758	$34,185	$17,148	$1,750	$1,412	$8,690	$3,000	$84,943
Mr. Dordell	$18,980	$37,018	$21,720	$7,678	$676	$14,528	$3,000	$103,600

(1)	Amounts reported represent Company (i) matching contributions, (ii) investment savings contributions, and (iii) ESOP contributions to the IS&ESOP.

(2)	Amounts reported represent Company contributions to the Deferred Plan and Supplemental Benefit Plan.

(3)	Amounts reported represent Company paid automobile lease plus reportable income for personal use of the automobile.

(4)	Amounts reported represent Company paid amounts for financial planning expenses.

(5)	Amounts reported represent Company paid amounts for executive physical expenses or co-pays for executive physicals.

(6)	Amounts reported represent value of Company products received for personal use.

(7)	Amounts reported represent matching contributions for charitable donations made by our executive officers.

Grants of Plan-Based Awards for Fiscal 2015

We currently grant cash and equity awards under our Amended and Restated 2010 Plan. During fiscal 2015, plan-based awards granted to our named executive officers included annual cash incentive awards, performance share awards, restricted stock units and stock option awards. More details on these grants can be found within the “Compensation Discussion and Analysis.”

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The following table summarizes all plan-based awards granted to our named executive officers during fiscal 2015. Specifically, the table includes the following:

•	Range of annual cash incentive award payouts for annual cash incentive awards granted in fiscal 2015 from threshold to maximum levels of performance;

•	Range of performance share award payouts granted in fiscal 2015 for the fiscal 2015 to fiscal 2017 performance period from threshold to maximum levels of performance;

•	Restricted stock units granted to certain named executive officers in fiscal 2015 for retention purposes;

•	Stock options granted in fiscal 2015 and the exercise price of those stock options; and

•	Grant date fair value of all stock and option awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)(7)
Michael J. Hoffman
Annual Cash Incentive Award	—	—	$460,800	$1,152,000	$2,304,000
Performance Share Award	12/02/14	12/02/14				8,840	22,100	44,200				$1,451,528
Stock Options	12/05/14	12/02/14								70,400	$ 62.75	$1,255,936
Renee J. Peterson
Annual Cash Incentive Award	—	—	$133,000	$332,500	$665,000
Performance Share Award	12/02/14	12/02/14				2,400	6,000	12,000				$394,080
Stock Options	12/05/14	12/02/14								19,000	$ 62.75	$338,960
Michael J. Happe(8)
Annual Cash Incentive Award	—	—	$94,800	$237,000	$474,000
Performance Share Award	12/02/14	12/02/14				1,600	4,000	8,000				$262,720
Restricted Stock Units	09/15/15	09/15/15							10,000			$717,000
Stock Options	12/05/14	12/02/14								12,900	$ 62.75	$230,136
William E. Brown, Jr.
Annual Cash Incentive Award	—	—	$93,600	$234,000	$468,000
Performance Share Award	12/02/14	12/02/14				1,400	3,500	7,000				$229,880
Restricted Stock Units	09/15/15	09/15/15							4,000			$286,800
Stock Options	12/05/14	12/02/14								11,300	$ 62.75	$201,592
Timothy P. Dordell
Annual Cash Incentive Award	—	—	$87,450	$218,625	$437,250
Performance Share Award	12/02/14	12/02/14				1,520	3,800	7,600				$249,584
Stock Options	12/05/14	12/02/14								11,900	$ 62.75	$212,296

1)	Amounts reported represent the range of payouts of annual cash incentive awards for fiscal 2015. Actual payouts for fiscal 2015 are included in the “Summary Compensation Table” on page 47 in the “Non-Equity Incentive Plan Compensation” column.

(2)	Amounts reported represent the range of performance share award payouts for the fiscal 2015 to fiscal 2017 performance period. Information regarding the performance share awards is set forth under “Long-Term Incentives—Performance Share Awards” beginning on page 41.

(3)	Amounts reported represent restricted stock units granted to Messrs. Happe and Brown on September 15, 2015 for retention purposes. The restricted stock units accrue share dividend equivalents. Information regarding the restricted stock units is set forth under “Restricted Stock Unit Grants” on page 44.

(4)	Amounts reported represent stock options granted during fiscal 2015. Options have a ten-year term and vest ratably in three equal installments on each of the first, second and third year anniversaries of the date of grant. Additional information regarding stock options is set forth under “Long-Term Incentives—Stock Options” on page 41.

(5)	Amounts reported represent the closing price of our common stock, as reported on the NYSE, on December 5, 2014, the date of grant.

(6)	Amounts reported represent the grant date fair value of performance share awards at target granted for the fiscal 2015 to fiscal 2017 performance period based on the closing price of our common stock, as reported on the NYSE, on December 2, 2014, the date of grant, of $65.68. These amounts are also set forth in the “Summary Compensation Table” on page 47 in the “Stock Awards” column. Amounts

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reported for Mr. Happe’s and Mr. Brown’s restricted stock unit grant represents the grant date fair value on September 15, 2015, the date of grant, based on the closing price of our common stock, as reported on the NYSE, of $71.70.

(7)	Amounts reported for option awards represent the grant date fair value of $17.84 per share, computed in accordance with FASB ASC Topic 718, of option awards made for fiscal 2015. These amounts are also set forth in the “Summary Compensation Table” on page 47 in the “Option Awards” column. The specific assumptions used in the valuation of the options are included in footnote 3 to the “Summary Compensation Table.”

(8)	As a result of his resignation as an officer and employee of Toro, which was effective as of January 1, 2016, Mr. Happe forfeited the unvested portion of stock options granted to him in fiscal 2015 and all other equity awards granted to him in fiscal 2015.

Outstanding Equity Awards at Fiscal Year-End for 2015

The following table summarizes all outstanding equity awards previously granted to our named executive officers that were outstanding on October 31, 2015, the last day of fiscal 2015. Specifically, it reflects exercisable and unexercisable stock options, unvested restricted stock awards and unvested performance share awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Michael J. Hoffman
Stock Options	151,800	0	$ 22.450	11/30/2016
	125,600	0	$ 27.465	11/28/2017
	184,400	0	$ 14.310	12/03/2018
	170,000	0	$ 20.365	12/01/2019
	126,600	0	$ 31.760	12/08/2020
	132,600	0	$ 28.225	12/07/2021
	64,400	32,200	$ 42.060	12/11/2022
	25,100	50,200	$ 59.500	12/06/2023
	0	70,400	$ 62.750	12/05/2024
F’14-F’16 Performance Shares							25,217	$ 1,898,084
F’15-F’17 Performance Shares							24,915	$ 1,875,352
Renee J. Peterson
Stock Options	28,200	0	$ 28.225	12/07/2021
	17,200	8,600	$ 42.060	12/11/2022
	6,466	12,934	$ 59.500	12/06/2023
	0	19,000	$ 62.750	12/05/2024
F’14-F’16 Performance Shares							6,493	$ 488,728
F’15-F’17 Performance Shares							6,764	$ 509,126
Michael J. Happe(6)
Stock Options	7,800	0	$ 27.465	11/28/2017
	9,000	0	$ 20.365	12/01/2019
	13,000	0	$ 31.760	12/08/2020
	11,800	0	$ 28.225	12/07/2021
	11,200	5,600	$ 42.060	12/11/2022
	4,533	9,067	$ 59.500	12/06/2023
	0	12,900	$ 62.750	12/05/2024
Restricted Stock Units					10,034	$755,259

F’14-F’16 Performance Shares							5,126	$ 385,834
F’15-F’17 Performance Shares							4,509	$ 339,392

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
William E. Brown, Jr.
Stock Options	5,600	0	$ 22.450	11/30/2016
	13,200	0	$ 27.465	11/28/2017
	16,600	0	$ 14.310	12/03/2018
	19,000	0	$ 20.365	12/01/2019
	12,400	0	$ 31.760	12/08/2020
	11,800	0	$ 28.225	12/07/2021
	11,200	5,600	$ 42.060	12/11/2022
	4,000	8,000	$ 59.500	12/06/2023
	0	11,300	$ 62.750	12/05/2024
Restricted Stock Units					4,013	$302,059

F’14-F’16 Performance Shares							3,657	$ 275,262
F’15-F’17 Performance Shares							3,945	$ 296,940
Timothy P. Dordell
Stock Options	21,000	0	$ 27.465	11/28/2017
	35,000	0	$ 14.310	12/03/2018
	32,000	0	$ 20.365	12/01/2019
	23,000	0	$ 31.760	12/08/2020
	22,400	0	$ 28.225	12/07/2021
	10,333	5,167	$ 42.060	12/11/2022
	4,000	8,000	$ 59.500	12/06/2023
	0	11,900	$ 62.750	12/05/2024
F’14-F’16 Performance Shares							4,004	$ 301,381
F’15-F’17 Performance Shares							4,284	$ 322,457

(1)	Stock options have a ten-year term and vest ratably in three equal installments on each of the first, second and third year anniversaries of the date of grant. The vesting schedule for options unexercisable as of October 31, 2015 is as follows:

Name	Grant Date	12/05/2015	12/06/2015	12/11/2015	12/05/2016	12/06/2016	12/05/2017	Option Expiration Date
Mr. Hoffman	12/11/2012			32,200				12/11/2022
	12/06/2013		25,100			25,100		12/06/2023
	12/05/2014	23,466			23,467		23,467	12/05/2024
Ms. Peterson	12/11/2012			8,600				12/11/2022
	12/06/2013		6,467			6,467		12/06/2023
	12/05/2014	6,333			6,333		6,334	12/05/2024
Mr. Happe	12/11/2012			5,600				12/11/2022
	12/06/2013		4,533			4,534		12/06/2023
	12/05/2014	4,300			4,300		4,300	12/05/2024
Mr. Brown	12/11/2012			5,600				12/11/2022
	12/06/2013		4,000			4,000		12/06/2023
	12/05/2014	3,766			3,767		3,767	12/05/2024
Mr. Dordell	12/11/2012			5,167				12/11/2022
	12/06/2013		4,000			4,000		12/06/2023
	12/05/2014	3,966			3,967		3,967	12/05/2024

(2)	Amounts reported represent the number of unvested restricted stock units (plus accrued but unvested share dividend equivalents). Restricted stock units were awarded to Messrs. Happe and Brown for retention purposes on September 15, 2015. These restricted stock units vest in full and the underlying shares become issuable on the three-year anniversary of the date of grant, September 15, 2018.

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(3)	Amounts reported are based on the closing price of our common stock, as reported on the NYSE, on October 30, 2015, the last business day of fiscal 2015, of $75.27 per share.

(4)	Amounts reported represent the number of performance share awards that were in progress based on actual levels of performance for fiscal 2015 and financial plan levels of performance for fiscal 2016 and fiscal 2017. The fiscal 2014 to fiscal 2016 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2016. The fiscal 2015 to fiscal 2017 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2017.

(5)	Amounts reported represent the value of performance share awards that were in progress based on the closing price of our common stock, as reported on the NYSE, on October 30, 2015, the last business day of fiscal 2015, of $75.27 per share.

(6)	As a result of his resignation as an officer and employee of Toro, which was effective as of January 1, 2016, Mr. Happe forfeited the unvested portion of all stock options and all unvested equity awards.

Option Exercises and Stock Vested for Fiscal 2015

The following table summarizes all of the stock options exercised during fiscal 2015, restricted stock awards that vested during fiscal 2015 and performance share awards that were paid out or deferred by our named executive officers for the fiscal 2013 to fiscal 2015 performance period.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Hoffman
Stock Option Exercises	115,400	$5,605,774
F’13-F’15 Performance Share Award Payout			39,960	$2,970,227
Renee J. Peterson
F’13-F’15 Performance Share Award Payout			10,737	$798,081
Michael J. Happe
Stock Option Exercises	3,000	$150,467
Restricted Stock Award			3,114	$216,267
F’13-F’15 Performance Share Award Payout			7,357	$546,846
William E. Brown, Jr.
Stock Option Exercises	11,200	$535,832
Restricted Stock Award			3,114	$216,267
F’13-F’15 Performance Share Award Payout			6,594	$490,132
Timothy P. Dordell
Stock Option Exercises	23,940	$1,140,030
F’13-F’15 Performance Share Award Payout			6,388	$474,820

(1)	The number of shares acquired upon exercise reflects the gross number of shares acquired absent any netting for shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, as reported on the NYSE, less the per share exercise price.
(2)	The number of shares acquired upon vesting reflects the gross number of shares acquired absent any netting of shares surrendered to satisfy tax withholding requirements. The value realized on vesting for restricted stock awards for Messrs. Happe and Brown represents the gross number of shares acquired, including share dividend equivalents, multiplied by the closing price of our common stock, as reported by the NYSE, on March 20, 2015 (the vesting date) of $69.45 per share. The value realized on vesting for performance share awards represents the gross number of shares acquired multiplied by the closing price of our common stock, as reported on the NYSE, on December 3, 2015 (the payout date for the fiscal 2013 to fiscal 2015 performance share awards) of $74.33 per share. Amounts are not

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reduced to reflect any elections by our named executive officers to defer receipt of performance share award payouts. Under the Deferred Plan for Officers, Ms. Peterson deferred receipt of 100%, or 10,737 shares of her fiscal 2013 to fiscal 2015 performance share award payout, Mr. Happe deferred receipt of 100%, or 7,357 shares of his fiscal 2013 to fiscal 2015 performance share award payout and Mr. Dordell deferred receipt of 25%, or 1,597 shares of his fiscal 2013 to fiscal 2015 performance share award payout. The material terms of the Deferred Plan for Officers are described under “Nonqualified Deferred Compensation for Fiscal 2015” set forth below.

Nonqualified Deferred Compensation for Fiscal 2015

We maintain three nonqualified deferred compensation plans in which our named executive officers are eligible to participate.

The Toro Company Deferred Compensation Plan.    This plan allows employees that are at a director-level and above, including our named executive officers, to defer on a pre-tax basis his or her calendar year base salary and/or fiscal year annual cash incentive payout to a date in the future. Participants can defer up to 50% of calendar year base salary and up to 100% of the fiscal year annual cash incentive award payout. Deferred amounts are placed into a participant’s account and the participant may invest such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the IS&ESOP. Deferral elections are made on an annual basis, before the beginning of the new fiscal year. Participants must elect a distribution date that is at least two years later than the date the compensation otherwise would have been received. Participants elect the frequency of payments and the number of payments to receive at the time of distribution. Any payouts distributed prior to retirement are paid out in the form of a lump sum. Participants are always 100% vested in their accounts.

The Toro Company Deferred Compensation Plan for Officers.    This plan allows key employees that receive performance share awards, including our named executive officers, an opportunity to defer receipt of shares of our common stock paid out under such awards to a date in the future. Participants can defer up to 100% of the common stock payout. Each year, before the third fiscal year of the three-year performance period begins, executive officers are given the opportunity to defer the receipt of those shares to some point in the future. Participants must elect a distribution date that is at least two years later than the date the shares would have been received. Participants elect the frequency of payment and the number of payments to receive at the time of distribution. Any payouts distributed prior to retirement are paid out in the form of a lump sum. Participants are always 100% vested in their accounts.

The Toro Company Supplemental Benefit Plan.    This plan is maintained for the purpose of providing to a select group of management or highly compensated employees, including our named executive officers, benefits in excess of the limitations on benefits and contributions imposed by Code Sections 401(a)(17) and 415. Our contributions to this plan are made on a calendar year basis, usually in the first calendar quarter following the end of the prior calendar year. For earnings above the compensation limit, we contribute the investment savings calculation and the ESOP fund calculation into this plan. Amounts contributed are placed into a participant’s account and the participant may invest such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the IS&ESOP. Participants elect the funds into which these contributions are allocated, as well as the frequency of payments and the number of payments to receive at the time of distribution. Participants are always 100% vested in their accounts.

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Nonqualified Deferred Compensation for Fiscal 2015 Table.    The following table reflects any named executive officer contributions and Company contributions for fiscal 2015 to our nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Michael J. Hoffman
Deferred Plan	$0	$0	$119,527	$0	$4,368,996
Deferred Plan for Officers	$0	$0	$0	$0	$0
Supplemental Benefit Plan	$0	$169,331	$76,618	$0	$3,046,698
Renee J. Peterson
Deferred Plan	$184,486	$0	$20,962	$0	$969,644
Deferred Plan for Officers	$798,081	$0	$164,596	$0	$1,899,480
Supplemental Benefit Plan	$0	$49,931	$3,020	$0	$189,276
Michael J. Happe
Deferred Plan	$0	$0	$0	$0	$0
Deferred Plan for Officers	$546,846	$0	$43,186	$402,226	$846,047
Supplemental Benefit Plan	$0	$36,487	$5,013	$0	$192,167
William E. Brown, Jr.
Deferred Plan	$399,571	$5,850	$33,296	$0	$1,509,589
Deferred Plan for Officers	$0	$0	$0	$0	$0
Supplemental Benefit Plan	$0	$28,335	$(4,273)	$0	$493,483
Timothy P. Dordell
Deferred Plan	$439,972	$4,619	$29,358	$0	$2,028,630
Deferred Plan for Officers	$118,705	$0	$606,036	$0	$3,277,456
Supplemental Benefit Plan	$0	$32,399	$3,000	$0	$239,960

(1)	Executive contributions of base salary and annual cash incentive award payouts are included in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column, respectively, of the “Summary Compensation Table” on page 47. Executive contributions of the fiscal 2013 to fiscal 2015 performance share award payouts are included in the “Value Realized on Vesting” column of the “Option Exercises and Stock Vested for Fiscal 2015” table on page 53, but are not included in the “Summary Compensation Table” as that table reflects the grant of the fiscal 2015 to fiscal 2017 performance share awards at target value. Our named executive officers deferred the following components of compensation during fiscal 2015.

Name	Deferrals	Amount
Ms. Peterson	19% of base salary for fiscal 2015	$90,250
	25% of the fiscal 2015 annual cash incentive award	$94,236
	100% of the fiscal 2013 to 2015 performance share award	$798,081
Mr. Happe	100% of the fiscal 2013 to 2015 performance share award	$546,846
Mr. Brown	50% of base salary for fiscal 2015	$195,000
	100% of the fiscal 2015 annual cash incentive award	$204,571
Mr. Dordell	40% of base salary from November through December 2014	$26,500
	50% of base salary from January through October 2015	$165,625
	100% of the fiscal 2015 annual cash incentive award	$247,847
	25% of the fiscal 2013 to 2015 performance share award	$118,705

(2)	Amounts reported represent Company contributions to the Supplemental Benefit Plan in fiscal 2015 and Company contributions to the Deferred Plan in fiscal 2015. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 47 and the related footnote.
(3)	Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results during the fiscal year based on each named executive officer’s selected fund allocation. None of these amounts are included in the “Summary Compensation Table” because earnings were not preferential or above-market. The funds listed below are consistent with or

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comparable to those funds provided in our IS&ESOP and do not include any preferential or above-market interest. The rates for fiscal 2015 are provided below:

Alger Small Cap Growth Institutional I	0.53%
American Funds EuroPacific Growth R6	0.21%
American Funds Growth Fund of America R4	6.64%
Artisan Mid Cap Investor	3.87%
Fidelity Treasury Only Money Market	0.01%
Goldman Sachs Small Cap Value Fund Institutional	-1.60%
ICM Small Company	0.51%
JPMorgan Mid Cap Value Select	3.97%
JPMorgan Prime Money Market Morgan	0.01%
PIMCO Foreign Bond (Unhedged) I	-6.77%
T. Rowe Price Equity Income	-2.50%
T. Rowe Price International Discovery	6.63%
Vanguard Institutional Index Institutional	5.19%
Vanguard Total Bond Market Index Admiral	1.80%
Toro Common Stock	23.74%

(4)	Amounts reported represent the total balance at October 31, 2015, the last day of fiscal 2015, plus any named executive officer’s or Company contributions for fiscal 2015 that were paid, or expected to be paid, after October 31, 2015. Includes the following amounts reported in the “Summary Compensation Table” in the “Base Salary” or “Non-Equity Incentive Plan Compensation” column for fiscal years 2013 and 2014:

Mr. Hoffman	$892,485
Ms. Peterson	$428,197
Mr. Happe	$0
Mr. Brown	$607,323
Mr. Dordell	$543,469

 Includes the following amounts reported in the “Summary Compensation Table” in the “All Other Compensation” column for fiscal years 2013 and 2014.

Mr. Hoffman	$312,930
Ms. Peterson	$92,853
Mr. Happe	$59,601
Mr. Brown	$55,293
Mr. Dordell	$59,546

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Potential Payments Upon Termination or Change In Control

Overview.    The following discussion describes the payments and benefits to which our named executive officers are entitled in various termination of employment and change in control situations. The intent of this discussion is to describe those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment or change in control situation. Therefore, this discussion does not describe all payments and benefits a named executive officer may receive following a termination or change in control, such as the following accrued, vested or non-forfeitable compensation and benefits:

•	Payment of individual contributions to our Deferred Plan and Deferred Plan for Officers in accordance with prior distribution elections, as described under “Nonqualified Deferred Compensation for Fiscal 2015” beginning on page 54;

•	Payment of Company contributions on behalf of the named executive officer under our Supplemental Benefit Plan, as described under “Nonqualified Deferred Compensation for Fiscal 2015” on page 54;

•	Payment of individual contributions and vested Company investment fund and ESOP contributions on behalf of the named executive officer under our IS&ESOP, as described under “Health, Welfare and Retirement Benefits and All Other Compensation—Retirement Benefits” on page 45;

•	Payment of annual cash incentive awards if employed on the last day of the fiscal year and if threshold levels are met and at the percentage of the target achieved, as described under “Annual Cash Incentives” beginning on page 36;

•	Payout for performance share awards if employed on the last day of the performance period and if threshold levels are met and at the percentage of the target achieved, as described under “Long-Term Incentives—Performance Share Awards” beginning on page 41;

•	Exercise of stock options that had vested prior to the date of termination; and

•	Payouts under, and continuation of, health and welfare benefits under plans generally applicable to our U.S.-based office salaried employees.

Our named executive officers do not have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provision in our equity plans. Accordingly, our named executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company, as described under “Change in Control” beginning on page 59. Each named executive officer is a party to our standard confidentiality, invention and non-compete agreement.

Voluntary Resignation and Retirement.    In the event of a named executive officer’s voluntary resignation or retirement, we would not be obligated to pay or provide any additional payments or benefits, unless the named executive officer meets the criteria for “retirement” in connection with his or her voluntary resignation. For purposes of our compensation arrangements, “retirement” generally means the voluntary termination of employment at or after the age of 55 and with a number of years of service that, when added together with the named executive officer’s age, equals at least 65.

If a named executive officer meets the criteria for “retirement” in connection with his or her voluntary resignation, the named executive officer generally would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•	Extended vesting and exercise period of four additional years (or the remaining term of the option, whichever is shorter) after the retirement date for all outstanding stock options held on the retirement date;

•	Extended perquisites consisting of reimbursement for amounts incurred for: (i) one additional year of financial planning expenses; (ii) one additional executive physical; (iii) twelve additional months, or through the end of the lease term, whichever is shorter, of lease payments for a Company-leased automobile; and (iv) certain Company products for personal use at no cost for five years following the named executive officer’s retirement; provided, however, that the named executive officer is responsible for payment of applicable taxes attributed to the value of such products;

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•	Prorated payment of an outstanding annual cash incentive award if the named executive officer retires prior to the date payment is made in settlement of the annual cash incentive award, which is typically in early December, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the retirement date; and

•	Prorated payment of outstanding performance share awards if the named executive officer retires after completion of at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period (a) for the fiscal 2014 to fiscal 2016 performance shares based on the full fiscal years that the named executive officer was employed or performed services during the fiscal 2014 to fiscal 2016 performance period as of the named executive officer’s retirement date and (b) for the fiscal 2015 to fiscal 2017 performance shares based on the number of months or years that the named executive officer was employed or performed services during the fiscal 2015 to fiscal 2017 performance period as of the named executive officer’s retirement date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Disability or Death.    In the event of a termination as the result of the disability or death of a named executive officer, the named executive officer, or his or her beneficiary, would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•	Immediate vesting of all outstanding stock options held as of the termination date and stock options may be exercised for a period of up to one year (or the remaining term of the option, whichever is shorter) after the termination date;

•	Prorated payment of an outstanding annual cash incentive award if the termination of the named executive officer is prior to the date payment is made in settlement of the annual cash incentive award, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the termination date; and

•	Prorated payment of outstanding performance share awards if the named executive officer was employed for at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period (a) for the fiscal 2014 to fiscal 2016 performance shares based on the full fiscal years that the named executive officer was employed or performed services during the fiscal 2014 to fiscal 2016 performance period as of the named executive officer’s termination date and (b) for the fiscal 2015 to fiscal 2017 performance shares based on the number of months or years that the named executive officer was employed or performed services during the fiscal 2015 to fiscal 2017 performance period as of the named executive officer’s termination date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Involuntary Termination by Toro.    Since our named executive officers do not have employment or severance agreements or arrangements other than as provided for in our CIC policy, we would not be obligated to provide any additional payments or benefits to our named executive officers in the event of an involuntary termination of employment by us. Any negotiated separation arrangement typically requires that the named executive officer sign a release and waiver of claims and comply with confidentiality and non-compete restrictions.

Termination by Toro for Cause.    In the event of a termination of a named executive officer’s employment by us for cause, we would not be obligated to provide any additional payments or benefits to the executive. In addition, we may have certain clawback rights, as described below under “Clawback Provisions.”

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Change in Control.    We have a CIC policy applicable to our executive officers, including our named executive officers. Our CIC policy incorporates a “double trigger” mechanism and provides for a cash severance payment and certain other benefits if within three years after a change in control a named executive officer’s employment is terminated by us without just cause or the named executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. The payments and benefits the named executive officer would be entitled to receive include:

•	a lump sum cash severance payment equal to two times (or three times for the CEO) the sum of the named executive officer’s then current annual base salary and target annual cash incentive award;

•	a lump sum cash payment in an amount equal to the named executive officer’s pro-rated target annual cash incentive award for the fiscal year in which the termination date occurs, reduced by any amounts paid under the terms of the applicable equity compensation policy for the same period of time;

•	eligibility for continuation coverage under our medical, dental and other group health plans for a period of three years following the termination date and reimbursement for any costs incurred in securing such continuation coverage that are in excess of costs that would have been incurred by the named executive officer immediately prior to his or her termination date to obtain such coverage; and

•	two years of outplacement services.

Our CIC policy does not provide a “gross-up” for 280G excise tax and, as a condition to the payment of any severance payment, the named executive officer must execute a release of claims against us. If a change in control, as generally defined below, has not occurred, our Board may terminate our CIC policy after two years’ advance notice of such termination.

In addition to our CIC policy, our Amended and Restated 2010 Plan and The Toro Company 2000 Stock Option Plan, as amended, or 2000 Plan, as applicable, provide that if we experience a change in control, as generally defined below, whether or not there is a qualifying termination of employment:

•	all stock options immediately vest, become exercisable in full and, pursuant to the Amended and Restated 2010 Plan, remain exercisable for their remaining term following the change in control, or, pursuant to the 2000 Plan, remain exercisable for three years (provided that in no event will three years extend beyond the remaining term of the option);

•	all outstanding annual cash incentive awards for performance periods in progress at the time of the change in control immediately vest and become immediately payable at target in cash;

•	all outstanding performance share awards for performance periods in progress at the time of the change in control immediately vest and become payable in full in shares of our common stock, provided, however, that the CIC policy provides that for executive officers covered by the CIC policy, any such performance share awards are payable at target (not in full or at maximum); and

•	all outstanding shares of restricted stock and restricted stock unit awards immediately vest and become non-forfeitable or issuable, as the case may be.

Alternatively, the Compensation & Human Resources Committee may elect to terminate such options, restricted stock awards, restricted stock unit awards or performance share awards in exchange for a cash payment for each option, restricted stock, restricted stock unit or performance share award in an amount equal to the excess, if any, between the consideration received by shareholders of our Company for shares of our Company in connection with the change in control and the exercise or purchase price, if any, of the option, restricted stock, restricted stock unit award or performance share award, multiplied by the number of shares subject to such option or award. Our Amended and Restated 2010 Plan and 2000 Plan do not provide a “gross-up” for 280G excise tax, but do provide for a reduction of payments if such payments would result in lower after-tax income taking into consideration the 280G excise tax.

For purposes of our CIC policy, Amended and Restated 2010 Plan, 2000 Plan and 2000 Directors Stock Plan, and subject to limited exceptions, a “change in control” occurs if:

•	another person becomes the beneficial owner of a specified percentage of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock, which is 20% under the Amended and Restated 2010 Plan and CIC policy and 15% under the 2000 Plan and 2000 Directors Stock Plan;

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•	a majority of our Board becomes comprised of persons other than those for whom election proxies have been solicited by our Board;

•	the completion of certain business combinations, including a reorganization, merger, consolidation, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our Company or the resulting company after the business combination; or

•	our shareholders approve a complete liquidation or dissolution of our Company.

We have established a “rabbi” trust for the benefit of our named executive officers (and certain other executives and employees) which, in the event of a change in control, must be funded in an amount equal to our accrued liability arising under our change in control arrangements. In addition, under our deferred compensation and retirement plans, upon the occurrence of a change in control, we must transfer cash or property to a trust for the benefit of plan participants in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of plan participants.

Potential Payments Upon Termination or Change In Control Table.    The following table quantifies the payments and benefits for which the amount, vesting or time of payment is altered by each of the foregoing termination of employment or change in control situations. For purposes of quantifying payments and benefits, amounts are calculated (i) for each named executive officer as if the termination or change in control occurred following the close of business on October 30, 2015, the last business day of our 2015 fiscal year; and (ii) using a per share value of $75.27, which represents the closing price of our common stock, as reported on the NYSE, on October 30, 2015. Material assumptions used in calculating the estimated payments and benefits are described in footnotes to the table.

					Change in Control
Name/Payment Type	Voluntary Resignation/ Retirement(1)	Disability or Death	Involuntary Termination by Toro	Termination by Toro for Cause	No Termination Event	Termination Without Cause by Toro or by Executive for Good Reason
Michael J. Hoffman
Cash Severance Payment(2)	$0	$0	$0	$0	$0	$6,336,000
Unvested & Accelerated Stock Options(3)	$0	$2,742,424	$0	$0	$2,742,424	$2,742,424
Accelerated Performance Share Award Payouts	$1,890,481(4)	$1,890,481(4)	$0	$0	$1,723,608(5)	$1,723,608(5)
Welfare Plan Benefits(6)	$0	$0	$0	$0	$0	$55,134
Outplacement Services(7)	$0	$0	$0	$0	$0	$30,000
Perquisites(8)	$40,404	$0	$0	$0	$0	$0
Total	$1,930,885	$4,632,905	$0	$0	$4,466,032	$10,887,166
Renee J. Peterson
Cash Severance Payment(2)	$0	$0	$0	$0	$0	$1,615,000
Unvested & Accelerated Stock Options(3)	$0	$727,455	$0	$0	$727,455	$727,455
Accelerated Performance Share Award Payouts	$0	$496,180(4)	$0	$0	$451,620(5)	$451,620(5)
Welfare Plan Benefits(6)	$0	$0	$0	$0	$0	$53,040
Outplacement Services(7)	$0	$0	$0	$0	$0	$30,000
Total	$0	$1,223,635	$0	$0	$1,179,075	$2,877,115
Michael J. Happe(9)
Cash Severance Payment(2)	$0	N/A	N/A	N/A	N/A	N/A
Unvested & Accelerated Stock Options(3)	$0	N/A	N/A	N/A	N/A	N/A
Unvested & Accelerated Restricted Stock Units	$0	N/A	N/A	N/A	N/A	N/A
Accelerated Performance Share Award Payouts	$0	N/A	N/A	N/A	N/A	N/A
Welfare Plan Benefits(6)	$0	N/A	N/A	N/A	N/A	N/A
Outplacement Services(7)	$0	N/A	N/A	N/A	N/A	N/A
Total	$0	N/A	N/A	N/A	N/A	N/A

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									Change in Control
Name/Payment Type	Voluntary Resignation/ Retirement(1)		Disability or Death		Involuntary Termination by Toro		Termination by Toro for Cause		No Termination Event		Termination Without Cause by Toro or by Executive for Good Reason
William E. Brown, Jr.
Cash Severance Payment(2)		$0		$0		$0		$0		$0		$1,248,000
Unvested & Accelerated Stock Options(3)		$0		$453,612		$0		$0		$453,612		$453,612
Unvested & Accelerated Restricted Stock Units(10)		$0		$0		$0		$0		$302,059		$302,059
Accelerated Performance Share Award Payouts		$0		$282,488(4)		$0		$0		$273,381(5)		$273,381(5)
Welfare Plan Benefits(6)		$0		$0		$0		$0		$0		$52,674
Outplacement Services(7)		$0		$0		$0		$0		$0		$30,000
Total		$0		$736,100		$0		$0		$1,029,052		$2,359,726
Timothy P. Dordell	$		$		$		$		$		$
Cash Severance Payment(2)		$0		$0		$0		$0		$0		$1, 232,250
Unvested & Accelerated Stock Options(3)		$0		$446,744		$0		$0		$446,744		$446,744
Accelerated Performance Share Award Payouts		$0		$308,381(4)		$0		$0		$280,908(5)		$280,908(5)
Welfare Plan Benefits(6)		$0		$0		$0		$0		$0		$37,383
Outplacement Services(7)		$0		$0		$0		$0		$0		$30,000
Total		$0		$755,125		$0		$0		$727,652		$2,027,285

(1)	Mr. Hoffman is the only named executive officer who met the retirement criteria on October 30, 2015.

(2)	Amount reported represents two times (three times for Mr. Hoffman) the sum of the named executive officer’s (a) then current annual base salary (based on twelve times the highest monthly base salary paid to the named executive officer during the fiscal year ended October 31, 2015) and (b) then current target annual cash incentive award.

(3)	Amount reported represents the value of the automatic acceleration of vesting of unvested stock options. All amounts are based on the difference between: (a) the market price of our common stock underlying the unvested stock options as of October 30, 2015, and (b) the exercise price of the stock options. Because Mr. Hoffman meets the retirement criteria on October 31, 2015, any unvested stock options he holds would continue to vest for four additional years, but such extended vesting is not quantified in the above table, “Voluntary Resignation / Retirement” column.

(4)	Amount reported represents the value of the future payout of two-thirds of the named executive officer’s fiscal 2014 to fiscal 2016 performance share awards (based on two years of the three year performance period completed as of October 31, 2015) and one-third of the named executive officer’s fiscal 2015 to fiscal 2017 performance share awards (based on the completion of 12 months of the 36 month performance period completed as of October 30, 2015), assuming that the Compensation & Human Resources Committee approves the payout at financial plan levels of performance.

(5)	Amounts reported represents the value of the immediate payout of the target number of shares of our common stock that the named executive officer would have been entitled to receive as payout for performance share awards for each of the fiscal 2014 to fiscal 2016 performance period and the fiscal 2015 to fiscal 2017 performance period. The value is based on: (a) the number of outstanding performance share awards at target as of October 30, 2015, multiplied by (b) the market price of our common stock on October 30, 2015.

(6)	Amount reported represents the estimated value of the welfare plan benefits for a three-year period based on our premium levels in effect on October 30, 2015.

(7)	Amount reported is based on the assumption that we would incur a $30,000 one-time cost for outplacement services to be provided for the two-year period.

(8)	Amount reported represents the value of (a) one additional year of financial planning services, (b) one additional executive physical, and (c) twelve additional months of automobile lease payments.

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(9)	Mr. Happe resigned as an officer and employee of Toro, which was effective as of January 1, 2016. As he did not meet the retirement criteria, he did not receive any additional payments or benefits. Any unvested awards as of January 1, 2016 were forfeited by Mr. Happe.

(10)	Amount reported represents the value of the automatic acceleration of the vesting of unvested restricted stock units and is based on the number of shares of common stock underlying the unvested restricted stock units multiplied by the market price of our common stock as of October 30, 2015.

Clawback Provisions.    Our 2000 Plan and the related stock option agreements with our named executive officers contain a “clawback” provision which provides that if, within one year after the termination of employment of any of our named executive officers, the executive is employed or retained by or renders services to a competitor, violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of our Company, we have the right to cancel, rescind or restrict all stock options held by such executive and granted under the 2000 Plan and demand the return of the economic value of any stock option which was realized or obtained by such executive during the period beginning on the date that is 12 months prior to the date of termination to the date of the last exercise.

In addition, under the Amended and Restated 2010 Plan and related award agreements, if a named executive officer is determined by the Compensation & Human Resources Committee to have taken any adverse action similar to those actions described above, all rights of such executive under the Amended and Restated 2010 Plan and any agreements evidencing an award then held by the executive will terminate and be forfeited and the Committee may require the executive to surrender and return to our Company any shares received, and/or to disgorge any profits or any other economic value made or realized by the executive during the period beginning one year prior to the executive’s termination of employment or other service with our Company or any affiliate or subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards granted under such plan. In addition, if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant, including our named executive officers, who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 must reimburse us for the amount of any award received by such individual under the Amended and Restated 2010 Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. These clawback provisions are in addition to any automatic clawback or forfeiture law, rule or regulation of which our named executive officers may be subject, including under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act, as well as any policy that may be adopted by us.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,393,881(1)	$33.21(2)	3,400,896(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,393,881(1)	$33.21(2)	3,400,896(3)

(1)	Amount includes: 1,113,648 outstanding stock options under the 2000 Plan; 105,236 outstanding stock options under the 2000 Directors Stock Plan; 1,695,837 outstanding stock options under the Amended and Restated 2010 Plan; 93,960 outstanding restricted stock unit awards under the Amended and Restated 2010 Plan, including share dividend equivalents that have been issued on such outstanding

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restricted stock units; and 385,200 outstanding performance share awards under the 2010 Plan, assuming a maximum level of achievement. The actual number of shares that will be issued under the performance share awards is determined by the level of achievement of performance goals.

(2)	Performance share awards and restricted stock units do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).

(3)	Amount represents shares available for future issuance upon awards that may be granted under the Amended and Restated 2010 Plan, which includes: 5,500,000 shares approved by our shareholders at the Annual Meeting of Shareholders held on March 16, 2010; 300,000 shares approved by our shareholders at the Annual Meeting of Shareholders held on March 17, 2015; and 398,243 shares that were subject to outstanding awards under the 2000 Plan, The Toro Company Performance Share Plan and the 2000 Directors Stock Plan (collectively, the “Prior Plans”) as of March 16, 2010, the date of adoption of the 2010 Plan, but only to the extent such outstanding awards under the Prior Plans were forfeited, expired or otherwise terminated without the issuance of such shares (the “Carryover Shares”) consisting of (a) 26,316 shares that were previously subject to awards under the 2000 Plan plus (b) 369,409 shares that were previously subject to awards under The Toro Company Performance Share Plan plus (c) 2,518 shares that were previously subject to awards under the 2000 Directors Stock Plan, less any shares issued or surrendered and not again available for issuance under the Amended and Restated 2010 Plan. The Carryover Shares may now be issued under the Amended and Restated 2010 Plan.

OTHER INFORMATION

Shareholder Proposals and Director Nominations for the 2017 Annual Meeting

The 2017 Annual Meeting of Shareholders is expected to be held on March 21, 2017. In order for a shareholder proposal to be included in our proxy statement for the 2017 Annual Meeting, (i) our Vice President, Secretary and General Counsel must receive such proposal no later than the close of business on October 5, 2016, unless the date of the 2017 Annual Meeting is delayed by more than 30 calendar days; and (ii) such proposal must satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Amended and Restated Bylaws.

Under our Amended and Restated Bylaws, in order for a shareholder to nominate one or more persons for election to the Board at the 2017 Annual Meeting of Shareholders or propose any other business to be brought before the 2017 Annual Meeting, complete and timely notice must be given in writing and in proper form to our Vice President, Secretary and General Counsel not later than December 15, 2016, nor earlier than November 15, 2016. However, if the date of the 2017 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the 2016 Annual Meeting of Shareholders, such notice must be delivered not earlier than the 120th day prior to the date of the rescheduled 2017 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the rescheduled 2017 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the rescheduled 2017 Annual Meeting. Any notice must contain the specific information required by our Amended and Restated Bylaws, including, among other things, information about: any proposed nominee and his or her relationships with the shareholder submitting the nomination; any agreements, arrangements or understandings the shareholder may have with any proposed nominee or other parties relating to the nomination or other proposal; and the interests that the shareholder has related to our Company and its shares, including as a result of, among other things, derivative securities, voting arrangements or short positions. Such information must be updated as of the record date for the 2017 Annual Meeting and as of the date that is 10 business days prior to the date of the 2017 Annual Meeting. This summary information regarding our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. A copy of our Amended and Restated Bylaws can be found on our website at www.thetorocompany.com (select the “Investor Information” link and then the “Corporate Governance” link). If a nomination or proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, or does not contain the specific information required by our Amended and Restated Bylaws, such nomination or proposal will be defective and will not be brought before the 2017 Annual Meeting. If a nomination or proposal is nonetheless brought before the 2017 Annual Meeting and the Chairman does not exercise the power and duty to declare the nomination or proposal defective, the persons named in the proxy may use their discretionary voting with respect to such nomination or proposal.

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Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple shareholders at a shared address. Additional copies of this proxy statement and our Annual Report on Form 10-K are available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888-237-3054, or by e-mail to invest@toro.com. These documents also may be downloaded and printed from our website at www.thetorocompany.com/proxy. Any shareholder who wants to receive separate copies of our proxy statement and annual report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder.

Annual Report

A copy of Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, as filed with the SEC, will be sent to any shareholder, without charge, upon written request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.thetorocompany.com/proxy. Our Fiscal Year 2015 Annual Report, which contains information about our business but is not part of our disclosure deemed to be filed with the SEC, also is available on our website at www.thetorocompany.com/proxy.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our non-employee directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our non-employee directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut, 06902, for an estimated fee of $8,000, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies in connection with our 2016 Annual Meeting of Shareholders.

Dated: February 2, 2016

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY P. DORDELL Vice President, Secretary and General Counsel

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THE TORO COMPANY 8111 LYNDALE AVENUE SOUTH BLOOMINGTON, MN 55420-1196

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 14, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Toro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 14, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M99092-P71986-Z66976	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE TORO COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
	01)	Robert C. Buhrmaster
	02)	Richard M. Olson
	03)	James C. O'Rourke
	04)	Christopher A. Twomey

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2016.							☐	☐	☐

3.	Approval, on an advisory basis, of our executive compensation							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

For address changes, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

THE TORO COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, March 15, 2016

1:30 p.m. CDT

The Toro Company

8111 Lyndale Avenue South

Bloomington, MN 55420

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement for the Annual Meeting of Shareholders on March 15, 2016, and
our 2015 Annual Report are available at www.thetorocompany.com/proxy

   M99093-P71986-Z66976

The Toro Company 8111 Lyndale Ave South Bloomington, MN 55420	Proxy

This Proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 15, 2016.

The shares of stock held in this account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a Proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants.

If no choice is specified, the Proxy will be voted "For" all nominees for Director and "For" Proposals 2 and 3.

By signing, dating and returning this Proxy card, you revoke all prior proxies, including any Proxy previously given by telephone or Internet, and appoint M. J. Hoffman and T. P. Dordell, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

Address Changes

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side